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                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY
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                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF APRIL 10, 2002

                                     BETWEEN

                             ABINGTON BANCORP, INC.

                                       AND

                           MASSACHUSETTS FINCORP, INC.

================================================================================
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                                TABLE OF CONTENTS

                                    RECITALS

ARTICLE I. DEFINITIONS; DISCLOSURE................................................................................1

   1.01. CERTAIN DEFINITIONS......................................................................................1
   1.02. OTHER DEFINITIONAL MATTERS...............................................................................8
   1.03. DISCLOSURE SCHEDULES.....................................................................................8

ARTICLE II. THE MERGER............................................................................................8

   2.01. THE MERGER...............................................................................................8
   2.02. EFFECTIVE DATE AND EFFECTIVE TIME; CLOSING..............................................................10

ARTICLE III. CONSIDERATION; ELECTION AND EXCHANGE PROCEDURES.....................................................10

   3.01. CONVERSION OF SHARES....................................................................................10
   3.02. OPTIONAL TERMINATION....................................................................................11
   3.03. ELECTION PROCEDURES.....................................................................................12
   3.04. EXCHANGE PROCEDURES.....................................................................................14
   3.05. RIGHTS AS SHAREHOLDERS; STOCK TRANSFERS.................................................................16
   3.06. NO FRACTIONAL SHARES....................................................................................16
   3.07. DISSENTING SHARES.......................................................................................16
   3.08. ANTI-DILUTION PROVISIONS................................................................................16
   3.09. WITHHOLDING RIGHTS......................................................................................17
   3.10. COMPANY OPTIONS.........................................................................................17

ARTICLE IV. ACTIONS PENDING ACQUISITION..........................................................................18

   4.01. AGREEMENTS OF THE COMPANY...............................................................................18
   4.02. AGREEMENTS OF PARENT....................................................................................22

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................22

   5.01. ORGANIZATION, STANDING AND AUTHORITY....................................................................22
   5.02. COMPANY CAPITAL STOCK...................................................................................22
   5.03. SUBSIDIARIES............................................................................................23
   5.04. CORPORATE POWER.........................................................................................23
   5.05. CORPORATE AUTHORITY.....................................................................................23
   5.06. REGULATORY APPROVALS; NO DEFAULTS.......................................................................24
   5.07. SEC REPORTS.............................................................................................24
   5.08. ABSENCE OF CERTAIN CHANGES OR EVENTS....................................................................25
   5.09. LITIGATION..............................................................................................26
   5.10. REGULATORY MATTERS......................................................................................26
   5.11. COMPLIANCE WITH LAWS....................................................................................26
   5.12. MATERIAL CONTRACTS; DEFAULTS............................................................................27
   5.13. NO BROKERS..............................................................................................27
   5.14. EMPLOYEE BENEFIT PLANS..................................................................................27
   5.15. LABOR MATTERS...........................................................................................30
   5.16. ENVIRONMENTAL MATTERS...................................................................................30
   5.17. TAX MATTERS.............................................................................................31
   5.18. RISK MANAGEMENT INSTRUMENTS.............................................................................33


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   5.19. LOANS; NONPERFORMING AND CLASSIFIED ASSETS..............................................................33
   5.20. PROPERTIES..............................................................................................34
   5.21. INTELLECTUAL PROPERTY...................................................................................34
   5.22. FIDUCIARY ACCOUNTS......................................................................................34
   5.23. BOOKS AND RECORDS.......................................................................................35
   5.24. INSURANCE...............................................................................................35
   5.25. ALLOWANCE FOR LOAN LOSSES...............................................................................35
   5.26. TRANSACTIONS WITH AFFILIATES............................................................................35
   5.27. REQUIRED VOTE; ANTITAKEOVER PROVISIONS..................................................................35
   5.28. FAIRNESS OPINION........................................................................................35
   5.29. TRANSACTIONS IN SECURITIES..............................................................................35
   5.30. DISCLOSURE..............................................................................................36

ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF PARENT.............................................................36

   6.01. ORGANIZATION, STANDING AND AUTHORITY....................................................................36
   6.02. PARENT STOCK............................................................................................36
   6.03. SUBSIDIARIES............................................................................................36
   6.04. CORPORATE POWER.........................................................................................37
   6.05. CORPORATE AUTHORITY.....................................................................................37
   6.06. REGULATORY APPROVALS; NO DEFAULTS.......................................................................37
   6.07. FINANCIAL REPORTS AND SEC DOCUMENTS; MATERIAL ADVERSE EFFECT............................................38
   6.08. LITIGATION..............................................................................................39
   6.09. NO BROKERS..............................................................................................39
   6.10. TAX MATTERS.............................................................................................39
   6.11. REGULATORY MATTERS......................................................................................39
   6.12. OWNERSHIP OF COMPANY COMMON STOCK.......................................................................39
   6.13. FINANCIAL ABILITY.......................................................................................39
   6.14. DISCLOSURE..............................................................................................39
   6.15. COMPLIANCE WITH LAWS....................................................................................40
   6.16. MATERIAL CONTRACTS; DEFAULTS............................................................................40
   6.17. LABOR MATTERS...........................................................................................40
   6.18. ENVIRONMENTAL MATTERS...................................................................................41
   6.19. LOANS; NONPERFORMING AND CLASSIFIED ASSETS..............................................................41
   6.20. ALLOWANCE FOR LOAN LOSSES...............................................................................42

ARTICLE VII. COVENANTS...........................................................................................42

   7.01. REASONABLE BEST EFFORTS.................................................................................42
   7.02. SHAREHOLDER APPROVALS...................................................................................42
   7.03. REGISTRATION STATEMENT..................................................................................43
   7.04. REGULATORY FILINGS......................................................................................44
   7.05. PRESS RELEASES..........................................................................................44
   7.06. ACCESS; INFORMATION.....................................................................................45
   7.07. AFFILIATES..............................................................................................45
   7.08. ACQUISITION PROPOSALS...................................................................................46
   7.09. CERTAIN POLICIES........................................................................................47
   7.10. NASDAQ LISTING..........................................................................................47
   7.11. INDEMNIFICATION.........................................................................................47


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   7.12. BENEFIT PLANS...........................................................................................48
   7.13. BANK MERGER.............................................................................................50
   7.14. NOTIFICATION OF CERTAIN MATTERS.........................................................................50
   7.15. PAYMENTS AND RELATED AGREEMENTS.........................................................................50

ARTICLE VIII. CONDITIONS TO CONSUMMATION OF THE MERGER...........................................................50

   8.01. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER..............................................50
   8.02. CONDITIONS TO OBLIGATION OF THE COMPANY.................................................................51
   8.03. CONDITIONS TO OBLIGATIONS OF PARENT.....................................................................52

ARTICLE IX. TERMINATION..........................................................................................53

   9.01. TERMINATION.............................................................................................53
   9.02. EFFECT OF TERMINATION; EXPENSES.........................................................................55
   9.03. COMPANY SPECIAL PAYMENT.................................................................................55
   9.04. PARENT SPECIAL PAYMENT..................................................................................56

ARTICLE X. MISCELLANEOUS.........................................................................................57

   10.01. SURVIVAL...............................................................................................57
   10.02. WAIVER; AMENDMENT......................................................................................57
   10.03. COUNTERPARTS...........................................................................................57
   10.04. GOVERNING LAW..........................................................................................57
   10.05. EXPENSES...............................................................................................57
   10.06. NOTICES................................................................................................57
   10.07. ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES.....................................................58
   10.08. SEVERABILITY...........................................................................................59
   10.09. ENFORCEMENT OF THE AGREEMENT...........................................................................59
   10.10. INTERPRETATION.........................................................................................59
   10.11. ASSIGNMENT.............................................................................................59
   10.12. ALTERNATIVE STRUCTURE..................................................................................59


ANNEX A            Form of Voting Agreement
ANNEX B            List of Shareholders


                                    - iii -
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         AGREEMENT AND PLAN OF MERGER, dated as of April 10, 2002 (this
"AGREEMENT"), between Abington Bancorp, Inc. ("PARENT") and Massachusetts Fincorp, Inc. (the "COMPANY").

                                    RECITALS

         WHEREAS, The Company is a Delaware corporation, having its principal place of business in Boston, Massachusetts.

         WHEREAS, Parent is a Massachusetts corporation, having its principal place of business in Abington, Massachusetts.

         WHEREAS, the Boards of Directors of Parent and the Company have each determined that it is in the best interests of their respective companies and their stockholders for the Company to merge with and into Parent (the "MERGER"), subject to the terms and conditions set forth herein.

         WHEREAS, as a condition and inducement to Parent to enter into this Agreement, each Shareholder (as defined herein) is entering into an agreement, simultaneously with the execution of this Agreement, in the form of ANNEX A hereto (collectively, the "VOTING AGREEMENTS") pursuant to which each Shareholder has agreed, among other things, to vote the Shareholder's shares of Company Common Stock in favor of this Agreement.

         WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and to prescribe certain conditions to the Merger;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I.
                             DEFINITIONS; DISCLOSURE

         1.01. CERTAIN DEFINITIONS. The following terms are used in this Agreement with the meanings set forth below:

         "ACQUISITION PROPOSAL" has the meaning set forth in Section 7.08.

         "ACQUISITION TRANSACTION" shall mean (i) a merger, consolidation or similar transaction involving the Company, the Company Bank or any of the Company's Subsidiaries, (ii) the disposition, by sale, lease, exchange or otherwise, of assets of the Company, the Company Bank or any of the Company's Subsidiaries representing 24.9% or more of the consolidated assets of the Company, the Company Bank and the Company's Subsidiaries, in a single transaction or series of transactions, other than sales of mortgages into the secondary market in the ordinary course of business consistent with past practice, (iii) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 24.9% or more of the voting power of the Company, the Company Bank or any of the Company's Subsidiaries, (iv) any Person (other than Parent or any affiliate of Parent) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act) or shall have

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filed a registration statement under the Securities Act, with respect to, a tender offer or exchange offer to purchase any shares of Company Common Stock such that, upon consummation of such offer, such Person would own or control 24.9% or more of the then outstanding shares of Company Common Stock, or (v) any Person (other than Parent or any affiliate of Parent) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of, or the right to acquire beneficial ownership of, or any "GROUP" (as such term is defined under the Exchange Act) shall have been formed which shall have acquired beneficial ownership of, or the right to acquire beneficial ownership of, 24.9% or more of the then outstanding shares of Company Common Stock.

         "ADJUSTED PER SHARE STOCK CONSIDERATION" has the meaning set forth in
Section 3.02.

         "AFFILIATE AGREEMENT" has the meaning set forth in Section 7.07.

         "AGREEMENT" means this Agreement, as amended or modified from time to time in accordance with Section 10.02.

         "AGGREGATE CASH CONSIDERATION" has the meaning set forth in Section 3.01(c)(2)(i).

         "ARTICLES OF MERGER" has the meaning set forth in Section 2.02.

         "AVERAGE CLOSING PRICE" has the meaning set forth in Section 3.01(c)(2)(ii).

         "BANK INSURANCE FUND" means the Bank Insurance Fund maintained by the FDIC.

         "BANK MERGER" has the meaning set forth in Section 7.13.

         "BANK MERGER AGREEMENT" has the meaning set forth in Section 7.13.

         "BENEFIT PLANS" has the meaning set forth in Section 4.01(b)(5).

         "BUSINESS DAY" means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. Government or any day on which banking institutions in the Commonwealth of Massachusetts are authorized or obligated to close.

         "CASH ELECTION SHARES" has the meaning set forth in Section 3.03(a).

         "CERTIFICATE" means any certificate which immediately prior to the Effective Time represented shares of Company Common Stock.

         "CLOSING" and "CLOSING DATE" have the meanings set forth in Section 2.02(b).

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMUNITY REINVESTMENT ACT" means the Community Reinvestment Act of 1977, as amended.

         "COMPANY" has the meaning set forth in the preamble to this Agreement.


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         "COMPANY AFFILIATES" has the meaning set forth in Section 7.07.

         "COMPANY BANK" means The Massachusetts Co-operative Bank.

         "COMPANY BOARD" means the Board of Directors of the Company.

         "COMPANY BREACH PAYMENT" has the meaning set forth in Section 9.03(a).

         "COMPANY BYLAWS" means the Bylaws of the Company.

         "COMPANY CERTIFICATE" means the Certificate of Incorporation of the Company.

         "COMPANY CHANGE IN CONTROL PAYMENT" has the meaning set forth in
Section 9.03(b).

         "COMPANY COMMON STOCK" means the common stock, $.01 par value per share, of the Company.

         "COMPANY GROUP" means any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that includes the Company and its Subsidiaries or any predecessor of or any successor to the Company (or to another such predecessor or successor).

         "COMPANY LOAN PROPERTY" has the meaning set forth in Section 5.16(b).

         "COMPANY MEETING" has the meaning set forth in Section 7.02.

         "COMPANY OPTIONS" means the options to acquire Company Common Stock issued under the Company Stock Option Plan.

         "COMPANY PREFERRED STOCK" means the preferred stock, par value $.01 per share, of the Company.

         "COMPANY REGULATORY AUTHORITIES" has the meaning set forth in Section 5.10(a).

         "COMPANY SPECIAL PAYMENT" shall mean each of the Company Breach Payment and the Company Change in Control Payment.

         "COMPANY STOCK" means, collectively, the Company Common Stock and the Company Preferred Stock.

         "COMPANY STOCK OPTION PLAN" means the Massachusetts Fincorp, Inc. 1999 Stock-Based Incentive Plan.

         "CONSULTING AGREEMENT" has the meaning set forth in Section 7.15.

         "DEPOSIT INSURANCE FUND" means the Deposit Insurance Fund maintained by the Depositors Insurance Fund established by The Commonwealth of Massachusetts.

         "DERIVATIVES CONTRACT" has the meaning set forth in Section 5.18.


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         "DETERMINATION DATE" means the date on which the last required approval of a Governmental Authority is obtained with respect to the Transactions, without regard to any requisite waiting period.

         "DGCL" means the Delaware General Corporation Law, as amended.

         "DISCLOSURE SCHEDULE" has the meaning set forth in Section 1.03.

         "DISSENTING SHARES" has the meaning set forth in Section 3.07.

         "EFFECTIVE DATE" has the meaning set forth in Section 2.02(a).

         "EFFECTIVE TIME" has the meaning set forth in Section 2.02(a).

         "ELECTION DEADLINE" has the meaning set forth in Section 3.03(b).

         "ELECTION FORM" has the meaning set forth in Section 3.03(a).

         "EMPLOYEES" has the meaning set forth in Section 5.14(a).

         "ENVIRONMENTAL LAWS" has the meaning set forth in Section 5.16.

         "EQUAL CREDIT OPPORTUNITY ACT" means the Equal Credit Opportunity Act, as amended.

         "EQUITY INTERESTS" means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments which obligate the Person to issue or dispose of any of its capital stock or other ownership interests.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" has the meaning set forth in Section 5.14(c).

         The term "EXCESS PARACHUTE PAYMENT" has the meaning set forth in
Section 8.03(g).

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         "EXCHANGE AGENT" has the meaning set forth in Section 3.03(a).

         "EXISTING EMPLOYMENT AGREEMENTS" shall mean, collectively, (i) the employment agreement between Paul C. Green and the Company, effective July 13, 2000 and amended December 31, 2001, (ii) the employment agreement between Paul
C. Green and the Company Bank, effective July 13, 2000, (iii) the employment agreement between Anthony A. Paciulli and the Company, effective December 22, 1998 and amended December 31, 2001, and (iv) the employment agreement between Anthony A. Paciulli and the Company Bank, effective July 13, 2000.

         "EXPENSES" has the meaning set forth in Section 9.02(b)


                                       4
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         "EXPIRATION DATE" has the meaning set forth in Section 9.01(b).

         "FAIR HOUSING ACT" means the Fair Housing Act, as amended.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "FEDERAL RESERVE ACT" means the Federal Reserve Act, as amended.

         "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System.

         "GAAP" means generally accepted accounting principles.

         "GOVERNMENTAL AUTHORITY" means any federal, state or local court, administrative agency or commission or other governmental authority or instrumentality.

         "HAZARDOUS SUBSTANCE" has the meaning set forth in Section 5.16.

         "INDEMNIFIED PARTY" and "INDEMNIFYING PARTY" have the meanings set forth in Section 7.11(a).

         "INSURANCE AMOUNT" has the meaning set forth in Section 7.11(c).

         "INSURANCE POLICIES" has the meaning set forth in Section 5.24.

         "JOINT PROXY STATEMENT" has the meaning set forth in Section 7.03(a).

         "LIENS" means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance.

         "LOANS" has the meaning set forth in Section 5.19(a).

         "MASSACHUSETTS BANK COMMISSIONER" means the Commissioner of Banks of The Commonwealth of Massachusetts.

         "MASSACHUSETTS BOARD" means the Massachusetts Board of Bank Incorporation.

         "MATERIAL ADVERSE EFFECT" means, with respect to Parent or the Company any effect that (i) is material and adverse to the financial position, results of operations or business of Parent and its Subsidiaries taken as a whole or the Company and its Subsidiaries taken as a whole, as the case may be or (ii) would materially impair the ability of any of Parent and its Subsidiaries or the Company and its Subsidiaries to perform their respective obligations under this Agreement or the Bank Merger Agreement or otherwise materially impede the consummation of the Transactions; provided however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by Governmental Authorities, (b) changes in GAAP or regulatory accounting requirements applicable to financial institutions and their holding companies generally, (c) changes in general economic conditions affecting financial institutions and their holding companies generally, (d) any modifications or changes to valuation policies and practices, or expenses incurred, in connection with the Merger or restructuring charges taken in connection


                                       5
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with the Merger, in each case in accordance with GAAP and with the consent of
Parent, and (e) with respect to the Company, the effects of any action or omission taken with the prior consent of Parent or as otherwise contemplated by the Agreement.

         "MATERIAL CONTRACT" has the meaning set forth in Sections 5.12.

         "MBCL" means the Massachusetts Business Corporation Law, as amended.

         "MERGER" has the meaning set forth in Section 2.01(a).

         "MERGER CONSIDERATION" means the number of whole shares of Parent Common Stock, plus cash in lieu of any fractional share interest, and/or the amount of cash into which shares of Company Common Stock shall be converted pursuant to the provisions of Article III.

         "MHPF" means the Massachusetts Housing Partnership Fund.

         "NASDAQ" means The Nasdaq Stock Market, Inc.'s National Market.

         "NATIONAL LABOR RELATIONS ACT" means the National Labor Relations Act, as amended.

         "NO-ELECTION SHARES" has the meaning set forth in Section 3.03(a).

         "OREO" means other real estate owned.

         "ORIGINAL PER SHARE STOCK CONSIDERATION" has the meaning set forth in
Section 3.01(c)(2)(iii).

         "OTS" means Office of Thrift Supervision.

         "PARENT" has the meaning set forth in the preamble to this Agreement.

         "PARENT ARTICLES" means the Articles of Organization of Parent, as amended.

         "PARENT BANK" means Abington Savings Bank, and any successor thereto.

         "PARENT BANK EMPLOYMENT AGREEMENT" has the meaning set forth in Section 7.15.

         "PARENT BENEFITS PLANS" has the meaning set forth in Section 7.12(a).

         "PARENT BOARD" means the Board of Directors of Parent.

         "PARENT BYLAWS" means the Bylaws of Parent.

         "PARENT COMMON STOCK" means the common stock, $.10 par value per share, of Parent.

         "PARENT LOAN PROPERTY" has the meaning set forth in Section 6.18(b).

         "PARENT MEETING" has the meaning set forth in Section 7.02.

         "PARENT PREFERRED STOCK" means the preferred stock, $.10 par value per share, of Parent.


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         "PARENT REGULATORY AUTHORITIES" has the meaning set forth in Section
6.11(a).

         "PARENT SPECIAL PAYMENT" has the meaning set forth in Section 9.04(a).

         "PAYMENTS AGREEMENTS" shall have the meaning set forth in Section 7.15.

         "PENSION PLAN" has the meaning set forth in Section 5.14(b).

         "PER SHARE CASH CONSIDERATION" has the meaning set forth in Section 3.01(c)(1)(ii).

         "PER SHARE STOCK CONSIDERATION" has the meaning set forth in Section 3.01(c)(2)(iv), subject to adjustment pursuant to Sections 3.02, 3.08 and 9.01(h).

         "PERSON" means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company or unincorporated organization.

         "PREVIOUSLY DISCLOSED" by a party shall mean information set forth in a section of its Disclosure Schedule corresponding to the section of this Agreement where such term is used (except as otherwise specifically provided in this Agreement).

         "REALLOCATED CASH SHARES" has the meaning set forth in Section 3.03(d)(i)(3).

         "REALLOCATED STOCK SHARES" has the meaning set forth in Section 3.03(d)(ii)(2).

         "REGISTRATION STATEMENT" has the meaning set forth in Section 7.03(a).

         "SEC" means the Securities and Exchange Commission.

         "SEC DOCUMENTS" has the meaning set forth in Sections 5.07 and 6.07(a) in the case of the Company and Parent, respectively.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         "SHARE INSURANCE FUND" means the Share Insurance Fund maintained by The Co-operative Central Bank established by The Commonwealth of Massachusetts.

         "SHAREHOLDERS" means the Persons listed on ANNEX B to this Agreement.

         "SIGNING DATE AVERAGE CLOSING PRICE" has the meaning set forth in
Section 3.01(c)(2)(v).

         "STOCK ELECTION SHARES" has the meaning set forth in Section 3.03(a).

         "SUBSIDIARY" and "SIGNIFICANT SUBSIDIARY" have the meanings ascribed to those terms in Rule 1-02 of Regulation S-X of the SEC.

         "SURVIVING CORPORATION" has the meaning set forth in Section 2.01(a).

         "TAX" and "TAXES" mean all federal, state, local or foreign income, gross income, gains,

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gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, custom duties, unemployment or other taxes of any kind whatsoever, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.

         "TAX RETURNS" means any return, declaration or other report (including elections, declarations, schedules, estimates and information returns) with respect to any Taxes.

         "TRANSACTIONS" means the Merger and the Bank Merger.

         "TREASURY STOCK" means shares of Company Stock held by the Company or any of its Subsidiaries or by Parent or any of its Subsidiaries, in each case other than in a fiduciary (including custodial or agency) capacity or as a result of debts previously contracted in good faith.

         "VOTING AGREEMENTS" has the meaning set forth in the recitals to this Agreement.

         1.02. OTHER DEFINITIONAL MATTERS. Unless the context otherwise requires, a term defined anywhere in this Agreement has the same meaning throughout; all references to "the Agreement" or "this Agreement" are to this Agreement as modified, supplemented or amended from time to time; and terms defined in the singular shall have a comparable meaning when used in the plural, and VICE VERSA.

         1.03. DISCLOSURE SCHEDULES. On or prior to the date hereof, Parent has delivered to the Company a schedule and the Company has delivered to Parent a schedule (respectively, its "DISCLOSURE SCHEDULE") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in
Article V or Article VI or to one or more of its covenants contained in Article IV.

                                   ARTICLE II.
                                   THE MERGER

         2.01. THE MERGER.

                  (a) THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, the Company shall merge, either directly or indirectly, by use of one or more interim corporations, with and into Parent in accordance with the applicable provisions of the DGCL and the MBCL (the "MERGER"), the separate corporate existence of the Company shall cease and Parent shall survive and continue to exist as a corporation incorporated under the MBCL (Parent, as the surviving corporation in the Merger, sometimes being referred to herein as the "SURVIVING CORPORATION").

                  (b) NAME. The name of the Surviving Corporation shall be "Abington Bancorp, Inc."

                  (c) ARTICLES AND BYLAWS. The articles of organization and bylaws of Parent

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immediately after the Merger shall be the Parent Articles and the Parent Bylaws as in effect immediately prior to the Merger.

                  (d) DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.

                  (1) Except as set forth in Section 2.01(d)(2), the directors and officers of Parent immediately after the Merger shall be the directors and officers of Parent immediately prior to the Merger, until such time as their successors shall be duly elected and qualified.

                  (2) Prior to or at the Effective Time, two directors of the Company or the Company Bank to be designated by Parent after consultation with the Company shall be elected to the Parent Board, to be divided proportionately among the classes.

                  (e) DIRECTORS OF THE PARENT BANK.

                  (1) Except as set forth in Section 2.01(e)(2), the directors and officers of Parent Bank immediately after the Bank Merger shall be the directors and officers of Parent Bank immediately prior to the Bank Merger, until such time as their successors shall be duly elected and qualified.

                  (2) Prior to or at the Effective Time, two directors of the Company or Company Bank to be designated by Parent after consultation with the Company shall be elected to the Parent Bank Board of Directors, to be divided proportionately among the classes.

                  (f) AUTHORIZED CAPITAL STOCK. The authorized capital stock of the Surviving Corporation upon consummation of the Merger shall be as set forth in the Parent Articles immediately prior to the Merger.

                  (g) EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and in the applicable provisions of the DGCL and the MBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

                  (h) ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, the Company, and its proper officers and directors, shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Surviving Corporation or otherwise to take any and all such action.

     2.02.    EFFECTIVE DATE AND EFFECTIVE TIME; CLOSING.

                  (a) Subject to the satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the consummation of the Merger, but subject to the fulfillment or waiver of those conditions), the parties shall cause articles of merger or a certificate of merger relating to the Merger (the "ARTICLES OF MERGER") to be filed with the Secretary of State of the State of Delaware pursuant to the DGCL and the Secretary of State of The Commonwealth of Massachusetts pursuant to the MBCL on (i) a date selected by Parent after such satisfaction or waiver which is no later than the later of (A) five Business Days after such satisfaction or waiver or (B) the first month end following such satisfaction or waiver, or (ii) such other date to which the parties may agree in writing. The Merger provided for herein shall become effective upon such filings or on such date as may be specified therein. The date of such filings or such later effective date is herein called the "EFFECTIVE DATE." The "EFFECTIVE TIME" of the Merger shall be the time of such filings or as set forth in such filings.

                  (b) A closing (the "CLOSING") shall take place immediately prior to the Effective Time at 10:00 a.m., Eastern Time, at the principal offices of Foley, Hoag & Eliot LLP, Boston, Massachusetts, or at such other place, at such other time, or on such other date as the parties may mutually agree upon (such date, the "CLOSING DATE"). At the Closing, there shall be delivered to Parent and the Company the opinions, certificates and other documents required to be delivered under Article VIII hereof.

                                  ARTICLE III.
                 CONSIDERATION; ELECTION AND EXCHANGE PROCEDURES

         3.01. CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of a holder of shares of Company Common Stock:

                  (a) Each share of Parent Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall be unchanged by the Merger.

                  (b) Each share of Company Common Stock held as Treasury Stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

                  (c) (1) Subject to Sections 3.03, 3.06, 3.07, and 3.08, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 3.01(b)) shall be converted into, and shall be canceled in exchange for, the right to receive, at the election of the holder thereof:

                           (i) the Per Share Stock Consideration, or

                           (ii) a cash amount equal to $30.00 per share of
                  Company Common Stock (the "PER SHARE CASH CONSIDERATION").

                  (2) For purposes of this Agreement:

                           (i) the "AGGREGATE CASH CONSIDERATION" shall amount
                  to the product of the number of shares of Company Common Stock (other than Treasury Stock) outstanding immediately prior to the Effective Time times .40 times $30.00;

                           (ii) the "AVERAGE CLOSING PRICE" of the Parent Common
                  Stock shall be determined by averaging the closing bid and asked prices per share of Parent Common Stock on Nasdaq (as reported by the WALL STREET JOURNAL or, if not reported thereby, another authoritative source), for the 10 consecutive Nasdaq trading days ending on and including the Determination Date, discarding the two highest asked prices and the two lowest bid prices, and averaging the remaining closing bid and asked prices;

                           (iii) the "ORIGINAL PER SHARE STOCK CONSIDERATION" is
                  equal to the quotient obtained by dividing $30.00 by the Signing Date Average Closing Price.

                           (iv) except as otherwise provided in Section 3.02 and
                  in Section 9.01(h), the "PER SHARE STOCK CONSIDERATION" shall be the number of shares of Parent Common Stock determined (to four decimal places) by multiplying the Original Per Share Stock Consideration by a fraction, as follows:

                                    (A) If the Average Closing Price is more
                           than 110% of the Signing Date Average Closing Price, the fraction shall be equal to 0.909.

                                    (B) If the Average Closing Price is between
                           90% and 110% of the Signing Date Average Closing Price, the numerator of such fraction shall be the Signing Date Average Closing Price and the denominator of such fraction shall be the Average Closing Price.

                                    (C) If the Average Closing Price is less
                           than 90% of the Signing Date Average Closing Price, the fraction shall be equal to 1.111.

                           (v) the "SIGNING DATE AVERAGE CLOSING PRICE" of
                  Parent Common Stock shall be determined by averaging the closing bid and asked prices per share of Parent Common Stock on Nasdaq (as reported by the Wall Street Journal or, if not reported thereby, another authoritative source), for the 10 consecutive Nasdaq trading days ending on the date before the date of this Agreement, discarding the two highest asked prices and the two lowest bid prices, and averaging the remaining closing bid and asked prices.

         3.02. OPTIONAL TERMINATION. Notwithstanding the provisions of Section 3.01(c)(2)(iv), if the Average Closing Price is equal to or less than 75 percent of the Signing Date Closing Price, the Company shall have the right, waivable by it, to terminate this Agreement pursuant to Section 9.01(h) hereof, unless the Parent elects, at its option, to adopt as the Per Share Stock Consideration the "ADJUSTED PER SHARE STOCK CONSIDERATION" as described in such Section 9.01(h).

         3.03. ELECTION PROCEDURES.

                  (a) Parent shall designate an exchange agent to act as agent (the "EXCHANGE AGENT") for purposes of conducting the election procedure and the exchange procedure described in Sections 3.03 and 3.04. Provided that the Company has delivered, or caused to be delivered, to the Exchange Agent all information which is necessary for the Exchange Agent to perform its obligations as specified herein, the Exchange Agent shall, no later than four (4) Business Days after the Effective Date, mail or make available to each holder of record of a Certificate or Certificates (i) a notice and letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates theretofore representing shares of Company Common Stock shall pass, only upon proper delivery of the Certificates to the Exchange Agent) advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such Certificate or Certificates in exchange for the consideration set forth in Section 3.01(c) hereof deliverable in respect thereof pursuant to this Agreement and (ii) an election form in such form as Parent and the Company shall mutually agree (the "ELECTION FORM"). Each Election Form shall permit the holder (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation) (i) to elect to receive Parent Common Stock with respect to all of such holder's Company Common Stock as hereinabove provided (the "STOCK ELECTION SHARES"), (ii) to elect to receive cash with respect to all of such holder's Company Common Stock as hereinabove provided (the "CASH ELECTION SHARES"), or (iii) to indicate that such holder makes no such election with respect to such holder's shares of Company Common Stock (the "NO-ELECTION SHARES"). Nominee record holders who hold Company Common Stock on behalf of multiple beneficial owners shall indicate how many of the shares held by them are Stock Election Shares, Cash Election Shares and No-Election Shares. If a shareholder either (i) does not submit a properly completed Election Form in a timely fashion or (ii) revokes an Election Form prior to the Election Deadline and does not resubmit a properly completed Election Form prior to the Election Deadline, the shares of Company Common Stock held by such shareholder shall be designated No-Election Shares. Any Dissenting Shares shall be deemed to be Cash Election Shares, and with respect to such shares the holders thereof shall in no event be classified as Reallocated Stock Shares (as hereinafter defined).

                  (b) The term "ELECTION DEADLINE" shall mean 5:00 p.m., Eastern Time, on the 20th day following but not including the date of mailing of the Election Form or such other date as Parent and the Company shall mutually agree upon.

                  (c) Any election to receive Parent Common Stock or cash shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form will be properly completed only if accompanied by Certificates representing all shares of Company Common Stock covered thereby, subject to the provisions of
Section 3.04(c). Any Election Form may be revoked or changed by the Person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such written notice is actually received by the Exchange Agent at or prior to the Election Deadline. The Certificate or Certificates representing Company Common Stock relating to any revoked Election Form shall be promptly returned without charge to the Person submitting the Election Form to the Exchange Agent. The Exchange Agent shall have reasonable discretion to determine when any election, modification or revocation is received, whether any such election, modification or revocation has been properly made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither Parent nor the Exchange Agent shall be under any obligation to notify any Person of any defect in an Election Form.

                  (d) Within ten (10) Business Days after the Election Deadline, the Exchange Agent shall effect the allocation among holders of Company Common Stock of rights to receive Parent Common Stock or cash in the Merger in accordance with the Election Forms as follows:

                           (i) If the number of Cash Election Shares times the
                  Per Share Cash Consideration is less than the Aggregate Cash Consideration, then:

                                    (1) all Cash Election Shares (subject to
                           Section 3.07 with respect to Dissenting Shares) shall be converted into the right to receive cash,

                                    (2) No-Election Shares shall then be deemed
                           to be Cash Election Shares to the extent necessary to have the total number of Cash Election Shares times the Per Share Cash Consideration equal the Aggregate Cash Consideration. If less than all of the No-Election Shares need to be treated as Cash Election Shares, then the Exchange Agent shall select which No-Election Shares shall be treated as Cash Election Shares in such manner as the Exchange Agent shall determine, and all remaining No-Election Shares shall thereafter be treated as Stock Election Shares,

                                    (3) If all of the No-Election Shares are
                           treated as Cash Election Shares under the preceding subsection and the total number of Cash Election Shares times the Per Share Cash Consideration is less than the Aggregate Cash Consideration, then the Exchange Agent shall convert on a pro rata basis as described below a sufficient number of Stock Election Shares into Cash Election Shares ("REALLOCATED CASH SHARES") such that the sum of the number of Cash Election Shares plus the number of Reallocated Cash Shares times the Per Share Cash Consideration equals the Aggregate Cash Consideration, and all Reallocated Cash Shares will be converted into the right to receive cash, and

                                    (4) the Stock Election Shares which are not
                           Reallocated Cash Shares shall be converted into the right to receive Parent Common Stock.

                           (ii) If the number of Cash Election Shares times the
                  Per Share Cash Consideration is greater than the Aggregate Cash Consideration, then:

                                    (1) all Stock Election Shares and all
                           No-Election Shares shall be converted into the right to receive Parent Common Stock,

                                    (2) the Exchange Agent shall convert on a
                           pro rata basis as described below a sufficient number of Cash Election Shares (excluding any Dissenting Shares) ("REALLOCATED STOCK SHARES") such that the number of remaining Cash Election Shares (including Dissenting Shares) times the Per Share Cash Consideration equals the Aggregate Cash

                           Consideration, and all Reallocated Stock Shares shall be converted into the right to receive Parent Common Stock, and

                                    (3) the Cash Election Shares (subject to
                           Section 3.07 with respect to Dissenting Shares) which are not Reallocated Stock Shares shall be converted into the right to receive cash.

                           (iii) If the number of Cash Election Shares times the
                  Per Share Cash Consideration is equal to the Aggregate Cash Consideration, then Sections 3.03(d)(i) and 3.03(d)(ii) above shall not apply and all No-Election Shares and all Stock Election Shares will be converted into the right to receive Parent Common Stock.

                  (e) In the event that the Exchange Agent is required pursuant to Section 3.03(d)(i)(3) to convert some Stock Election Shares into Reallocated Cash Shares, each holder of Stock Election Shares shall be allocated a pro rata portion of the total Reallocated Cash Shares. In the event the Exchange Agent is required pursuant to Section 3.03(d)(ii)(2) to convert some Cash Election Shares into Reallocated Stock Shares, each holder of Cash Election Shares shall be allocated a pro rata portion of the total Reallocated Stock Shares.

         3.04. EXCHANGE PROCEDURES.

                  (a) Immediately prior to the Effective Time, for the benefit of the holders of Certificates, (i) Parent shall deliver to the Exchange Agent certificates evidencing the number of shares of Parent Common Stock issuable and
(ii) Parent shall deliver, or cause Parent Bank to deliver, to the Exchange Agent the Aggregate Cash Consideration payable pursuant to this Article III in exchange for Certificates representing outstanding shares of Company Common Stock. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Parent Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the Persons entitled thereto.

                  (b) After completion of the allocation referred to in Section 3.03(d), each holder of an outstanding Certificate or Certificates who has surrendered such Certificate or Certificates to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of whole shares of Parent Common Stock and/or the amount of cash into which the aggregate number of shares of Company Common Stock previously represented by such Certificate or Certificates surrendered shall have been converted pursuant to this Agreement and, if such holder's shares of Company Common Stock have been converted into Parent Common Stock, any other distribution theretofore paid with respect to Parent Common Stock issuable in the Merger, in each case without interest. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Each outstanding Certificate which prior to the Effective Time represented Company Common Stock and which is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent be deemed to evidence ownership of the number of shares of Parent Common Stock or the right to receive the amount of cash intowhich such Company Common Stock shall have been converted. After the Effective Time, there shall be no further transfer on the records of the Company of Certificates representing shares of Company Common Stock and if such Certificates are presented to the Company for transfer, they shall be cancelled against delivery of certificates for Parent Common Stock or cash as hereinabove provided. No dividends which have been declared will be remitted to any Person entitled to receive shares of Parent Common Stock under Section 3.03 until such Person surrenders the Certificate or Certificates representing Company Common Stock, at which time such dividends shall be remitted to such Person, without interest.

                  (c) Parent shall not be obligated to deliver cash and/or a certificate or certificates representing shares of Parent Common Stock to which a holder of Company Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the Certificate or Certificates representing the shares of Company Common Stock for exchange as provided in this Section 3.04, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required by Parent. If any certificates evidencing shares of Parent Common Stock are to be issued in a name other than that in which the Certificate evidencing Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer and that the Person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                  (d) Any portion of the shares of Parent Common Stock and cash delivered to the Exchange Agent by Parent pursuant to Section 3.04(a) that remains unclaimed by the shareholders of the Company for six months after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to Parent. Any shareholders of Company who have not theretofore complied with Section 3.04(c) shall thereafter look only to Parent for the consideration deliverable in respect of each share of Company Common Stock such shareholder holds as determined pursuant to this Agreement without any interest thereon. If outstanding Certificates for shares of Company Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such shares of Parent Common Stock or cash would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Parent (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any Person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Parent and the Exchange Agent shall be entitled to rely upon the stock transfer books of the Company to establish the identity of those Persons entitled to receive the consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Parent and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

                  (e) Notwithstanding anything in this Agreement to the contrary, Certificates surrendered for exchange by any Company Affiliate shall not be exchanged for certificates representing shares of Parent Common Stock to which such Company Affiliate may be entitled pursuant to the terms of this Agreement until Parent has received a written agreement from such Person as specified in Section 7.07.

         3.05. RIGHTS AS SHAREHOLDERS; STOCK TRANSFERS. At the Effective Time, holders of Company Stock shall cease to be, and shall have no rights as, shareholders of the Company other than to receive the consideration provided under this Article III. After the Effective Time, there shall be no transfers on the stock transfer books of the Company or the Surviving Corporation of shares of Company Stock.

         3.06. NO FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of Parent Common Stock shall be issued in the Merger. Each holder of Company Common Stock who otherwise would have been entitled to a fraction of a share of Parent Common Stock shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the Average Closing Price. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

         3.07. DISSENTING SHARES. Each outstanding share of Company Common Stock the holder of which has perfected his right to dissent under the DGCL and has not effectively withdrawn or lost such right as of the Effective Time (the "DISSENTING SHARES") shall not be converted into or represent a right to receive shares of Parent Common Stock or cash hereunder, and the holder thereof shall be entitled only to such rights as are granted by the DGCL. The Company shall give Parent prompt notice upon receipt by the Company of any such written demands for payment of the fair value of such shares of Company Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the DGCL. If any holder of dissenting shares shall fail to perfect or shall have effectively withdrawn or lost the right to dissent (which shares are referred to as "Unperfected Dissenting Shares") at or prior to the Effective Time and shall have delivered a properly completed Election Form to the Exchange Agent by the Election Deadline, the Unperfected Dissenting Shares held by such holder shall be converted into a right to receive Company Common Stock and/or cash in accordance with the applicable provisions of this Agreement; and if any such holder of Unperfected Dissenting Shares shall not have delivered a properly completed Election Form to the Exchange Agent by the Election Deadline, the Unperfected Dissenting Shares held by such holder shall be designated No-Election Shares. If any holder of dissenting shares shall have effectively withdrawn or lost the right to dissent (through failure to perfect or otherwise) after the Effective Time, the Unperfected Dissenting Shares held by such holder shall be converted on a share by share basis into either the right to receive Parent Common Stock and/or cash in accordance with the applicable provisions of this Agreement as Parent or the Exchange Agent shall determine. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation.

         3.08. ANTI-DILUTION PROVISIONS. If, between the date hereof and the Effective Time, the shares of Parent Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the Per Share Stock Consideration shall be adjusted accordingly. The provisions of this Agreement assume that there will be 578,864 shares of Company Common Stock outstanding or issuable upon the exercise of options or warrants or otherwise, at the Effective Time. If there is any change in this number as of the Effective Time, the Merger Consideration will be appropriately adjusted.

         3.09. WITHHOLDING RIGHTS. Parent (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent is required under the Code or any state, local or foreign tax law or regulation thereunder to deduct and withhold with respect to the making of such payment. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of which such deduction and withholding was made by Parent.

         3.10. COMPANY OPTIONS.

                  (a) At the Effective Time and subject to the provisions of
Section 3.10(b), each Company Option which is outstanding and unexercised immediately prior to the Effective Time, whether or not then vested and exercisable, shall be terminated and each grantee thereof shall be entitled to receive, in lieu of each share of Company Common Stock that would otherwise have been issuable upon the exercise thereof, an amount of cash computed by multiplying (i) the difference between (x) the Per Share Cash Consideration and
(y) the per share exercise price applicable to such Company Option by (ii) the number of such shares of Company Common Stock subject to such Company Option. The Company agrees to take or cause to be taken all action necessary to provide for termination of the Company Options covered by this Section 3.10(a) and the payment of the amounts required in connection therewith effective at or before the Effective Time.

                  (b) Notwithstanding the provisions of Section 3.10(a), in the event that a holder of Company Options so elects pursuant to a written election submitted to the Company prior to the Election Deadline, which shall be in such form as shall be prescribed by the Company and reasonably satisfactory to Parent, each Company Option held by such holder which is outstanding and unexercised immediately prior to the Effective Time, whether or not then vested and exercisable, shall cease to represent a right to acquire shares of Company Common Stock and shall be converted automatically into an option to purchase shares of Parent Common Stock, and Parent shall assume each Company Option, in accordance with the terms of the applicable Company Stock Option Plan and stock option or other agreement by which it is evidenced, except that from and after the Effective Time, (i) Parent and the Compensation Committee of its Board of Directors shall be substituted for the Company and the committee of the Company's Board of Directors (including, if applicable, the entire Board of Directors of the Company) administering such Company Stock Option Plan, (ii) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (iii) the number of shares of Parent Common Stock subject to such Company Option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Per Share Stock Consideration, provided that any fractional shares of Parent Common Stock resulting from such multiplication shall be rounded down to the nearest share, and (iv) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under each such Company Option by the Per Share Stock Consideration, provided that such exercise price shall be rounded up to the nearest cent. Notwithstanding clauses (iii) and (iv) of the preceding sentence, each Company Option which is an "incentive stock option" shall be adjusted in order to comply with the requirements of Section 424(a) of the Code, and the regulations promulgated thereunder, and so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code. Parent and the Company agree to take all necessary steps to effect the foregoing provisions of this Section 3.10(b).

                  (c) Prior to the Effective Time, the Company shall take or cause to be taken all actions required under the Company Stock Option Plans to provide for the actions set forth in Sections 3.10(a) and 3.10(b), which actions shall be reasonably satisfactory to Parent.

                  (d) Within five Business Days after the Effective Time, Parent shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Parent Common Stock subject to the options referred to in Section 3.10(b) and shall use its reasonable efforts to maintain the current status of the prospectus or prospectuses contained therein for so long as such options remain outstanding in the case of a Form S-8 or, in the case of a Form S-3, until the shares subject to such options may be sold without a further holding period under Rule 144 under the Securities Act.

                                  ARTICLE IV.
                           ACTIONS PENDING ACQUISITION

         4.01. AGREEMENTS OF THE COMPANY.

                  (a) The Company covenants and agrees that, except as contemplated by this Agreement, between the date of this Agreement and the Effective Time, unless Parent shall otherwise agree in writing, the business of the Company, the Company Bank and the Company's Subsidiaries shall be conducted only in, and the Company, the Company Bank and the Company's Subsidiaries shall not take any action except in the usual, regular and ordinary course of business and in a manner consistent with prudent banking practice and generally to conduct their business in substantially the same way as heretofore conducted, and without limiting the foregoing, to continue to operate in the same geographic markets serving the same market segments. The Company shall use its reasonable best efforts to preserve substantially intact the business organization of the Company, the Company Bank and the Company's Subsidiaries, to keep available the present services of the officers, employees and consultants of the Company, the Company Bank and the Company's Subsidiaries and to preserve the current relationships and goodwill of the Company, the Company Bank and the Company's Subsidiaries with customers, suppliers and other Persons with which the Company, the Company Bank or any of the Company's Subsidiaries have business relationships.

                  (b) By way of amplification and not limitation of Section 4.01(a) above, except as contemplated by this Agreement, the Company shall not, nor shall the Company permit the Company Bank or any of the Company's Subsidiaries, between the date of this Agreement and the Effective Time, directly or indirectly to do, or publicly announce an intention to do, any of the following without the prior written consent of Parent through its representative, its Chief Executive Officer (which consent shall not be unreasonably withheld):

                  (1) CAPITAL STOCK. Other than pursuant to the Equity Interests set forth on Schedule 4.01(b)(1) of the Company's Disclosure Schedule and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of stock or any Equity Interests or (ii) permit any additional shares of stock to become subject to grants of employee or director stock options or other Equity Interests.

                  (2) DIVIDENDS; ETC. (a) Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of Company Stock, other than dividends from wholly-owned Subsidiaries to the Company or another wholly-owned Subsidiary of the Company or (b) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

                  (3) CONTRACTS. Except in the ordinary course of business consistent with past practice, as required by law, as contemplated by this Agreement or as otherwise permitted under this Section 4.01, enter into or terminate any Material Contract (as defined in Section 5.12) or amend or modify in any material respect any of its existing Material Contracts.

                  (4) HIRING. Hire any Person as an employee of the Company or any of its Subsidiaries or promote any employee, except (i) to satisfy contractual obligations existing as of the date hereof and set forth on
         Schedule 4.01(b)(4) of the Company's Disclosure Schedule, (ii) Persons hired to fill any vacancies arising after the date hereof and whose employment is terminable at the will of the Company or a Subsidiary of the Company, as applicable, other than any Person to be hired who would have a base salary, including any guaranteed bonus or any similar bonus, considered on an annual basis of more than $40,000, and (iii) Persons employed by the Company or any of its Subsidiaries as of the date of this Agreement who fill any vacancies arising after the date hereof and whose employment is terminable at the will of the Company or a Subsidiary of the Company, as applicable.

                  (5) BENEFIT PLANS. Enter into, establish, adopt or amend (except (i) as may be required by applicable law, (ii) to satisfy contractual obligations existing as of the date hereof and set forth on
         Schedule 4.01(b)(5) of the Company's Disclosure Schedule or (iii) as otherwise contemplated by this Agreement) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of the Company or its Subsidiaries or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder except pursuant to this Agreement.

                  (6) DISPOSITIONS. Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business consistent with past practice.

                  (7) COMPENSATION; EMPLOYMENT AGREEMENTS; ETC. Except as contemplated by this Agreement or as necessary to respond to any regulatory requirement, enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of the Company or its Subsidiaries or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments other than pursuant to existing bonus programs Previously Disclosed), except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, provided that such increases shall not result in an aggregate annual adjustment in total compensation of more than 7% in the aggregate, (ii) for other changes that are required by applicable law, (iii) to satisfy contractual obligations existing as of the date hereof and set forth in
         Schedule 4.01(b)(7) of the Company's Disclosure Schedule, or (iv) for grants of awards to newly-hired employees consistent with past practice.

                  (8) ENVIRONMENTAL. Foreclose upon or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of Hazardous Substance in amounts which, if such foreclosure were to occur, would be material.

                  (9) PARACHUTE PAYMENTS. The provisions of this Section 4.01(b)(9) shall not be construed to limit Parent or the Parent Bank from making any payments required to be made to Mr. Green under the Consulting Agreement or to Mr. Paciulli under the Parent Bank Employment Agreement.

                           (i) The provisions of this Section 4.01(b)(9)(i)
                  shall apply to payments to or for the benefit of Persons OTHER THAN Messrs. Green and Paciulli. Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Company or any of its Subsidiaries take any action or make any payments that could result, in the reasonable opinion of Parent or its professional advisors, either individually or in the aggregate, in the payment of an "excess parachute payment" within the meaning of Section 280G of the Code or that could result, in the reasonable opinion of Parent or its professional advisors, either individually or in the aggregate, in payments that would be nondeductible pursuant to
                  Section 162(m) of the Code.

                           (ii) The provisions of this Section 4.01(b)(9)(ii)
                  shall only apply to payments to or for the benefit of Messrs. Green and Paciulli. In no event shall the Company or any of its Subsidiaries pay (or agree to pay) to or for the benefit of either Mr. Green or Mr. Paciulli any amount that could be deemed to be in the nature of compensation other than (i) regular incremental payments of his salary and fringe benefits of general applicability at the rates and under the programs now in effect, (ii) reimbursement in the ordinary course of his business expenses, and (iii) payments required to be made to such individual under the applicable Payments Agreement.

                  (10) ACQUISITIONS. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith) all or any portion of the assets, business, deposits or properties of any other entity other than in the ordinary course of business consistent with past practice.

                  (11) CAPITAL EXPENDITURES. Make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $50,000 individually or $250,000 in the aggregate.

                  (12) GOVERNING DOCUMENTS. Amend the Company Certificate or Company Bylaws or the articles of organization or bylaws (or equivalent documents) of any Subsidiary of the Company.

                  (13) ACCOUNTING METHODS. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by changes in laws or regulations or GAAP.

                  (14) CLAIMS. Enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which the Company or any of its Subsidiaries is or becomes a party after the date of this Agreement, which settlement, agreement or action involves payment by the Company and its Subsidiaries of an amount which exceeds $50,000 and/or would impose any material restriction on the business of the Company.

                  (15) DERIVATIVES CONTRACTS. Enter into any Derivatives Contract, except in the ordinary course of business consistent with past practice.

                  (16) INDEBTEDNESS. Incur any indebtedness for borrowed money (other than deposits, federal funds purchased, cash management accounts, borrowings from the Federal Home Loan Bank of Boston and securities sold under agreements to repurchase, in each case in the ordinary course of business consistent with past practice or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, other than in the ordinary course of business consistent with past practice.

                  (17) LENDING. Other than in the ordinary course of business and consistent with existing lending policies, make any commercial, commercial real estate, or commercial and industrial loan.

                  (18) CHARITABLE FOUNDATION. Except to the extent necessary to maintain its tax-exempt status permit its Charitable Foundation to make any contributions (other than those that have been Previously Disclosed) or make any contributions to its Charitable Foundation.

                  (19) ADVERSE ACTIONS. (A) Take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (B) take any action that is intended or is reasonably likely to result in
         (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article VIII not being satisfied or (z) a material violation of any provision of this Agreement or the Bank Merger Agreement except, in each case, as may be required by applicable law or regulation.

                  (20) COMMITMENTS. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

         4.02. AGREEMENTS OF PARENT. From the date hereof until the Effective Time, Parent will operate in the ordinary course of business consistent with past practice. In addition, except as expressly contemplated or permitted by this Agreement, without the prior written consent of the Company, Parent will not, and will cause each of its Subsidiaries not to:

                  (a) ADVERSE ACTIONS. (1) Take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (2) take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time,
(y) any of the conditions to the Merger set forth in Article VIII not being satisfied or (z) a material violation of any provision of this Agreement or the Bank Merger Agreement except, in each case, as may be required by applicable law or regulation.

                  (b) STOCK REPURCHASES. Repurchase any shares of Parent Common Stock.

                  (c) COMMITMENTS. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

                                   ARTICLE V.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as Previously Disclosed, the Company hereby represents and warrants to Parent:

         5.01. ORGANIZATION, STANDING AND AUTHORITY. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. The Company has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted.

         5.02. COMPANY CAPITAL STOCK. The authorized capital stock of the Company consists solely of 2,500,000 shares of Company Common Stock, of which 525,384 shares are outstanding as of the date hereof, and 500,000 shares of Company Preferred Stock, of which no shares are outstanding. As of the date hereof, 74,675 shares of Company Common Stock were held in treasury by the Company or otherwise directly or indirectly owned by the Company. The outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding shares of Company Common Stock have been issued in violation of the preemptive rights of any Person. Section 5.02 of the Company's Disclosure Schedule sets forth for each Company Option, the name of the grantee, the date of the grant, the type of grant, the status of the option grant as qualified or non-qualified under
Section 422 of the Code, the number of shares of Company Common Stock subject to each option, the number of shares of Company Common Stock subject to options that are currently exercisable and the exercise price per share. Except as set forth in the preceding sentence, there are no shares of Company Stock reserved for issuance, the Company does not have any Equity Interests issued or outstanding with respect to Company Stock, and the Company does not have any commitment to authorize, issue or sell any Company Stock or Equity Interests.

         5.03. SUBSIDIARIES.

                  (a) (1) The Company has Previously Disclosed a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (2) the Company owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (3) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to the Company) by reason of any Equity Interest or otherwise, (4) there are no contracts, commitments, understandings or arrangements by which any of its Subsidiaries is or may be bound to sell or otherwise transfer any of its equity securities (other than to the Company or any of its wholly-owned Subsidiaries), (5) there are no contracts, commitments, understandings, or arrangements relating to the Company's rights to vote or to dispose of such securities, and (6) all the equity securities of the Company's Subsidiaries held by the Company or its Subsidiaries are fully paid and nonassessable and are owned by the Company or its Subsidiaries free and clear of any Liens.

                  (b) Except for securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted, the Company does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person or any interest in a partnership or joint venture of any kind other than its Subsidiaries and stock in the Federal Home Loan Bank of Boston.

                  (c) Each of the Company's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified (it being understood that the Massachusetts Commissioner does not issue good standing certificates for Massachusetts-chartered banks).

                  (d) The deposit accounts of the Company Bank are insured by the Bank Insurance Fund and the Share Insurance Fund in the manner and to the maximum extent provided by applicable law, and the Company Bank has paid all deposit insurance premiums and assessments required by applicable laws and regulations.

         5.04. CORPORATE POWER. Each of the Company and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and the Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to receipt of all necessary approvals of Governmental Authorities and the approval of this Agreement by the holders of a majority of the outstanding Company Common Stock.

         5.05. CORPORATE AUTHORITY. Subject to the approval of this Agreement by the holders of a majority of the outstanding Company Common Stock, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of the Company and the Company Board on or prior to the date hereof. The Company has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by Parent, this Agreement is a valid and legally binding obligation of the Company, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

         5.06. REGULATORY APPROVALS; NO DEFAULTS.

                  (a) No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by the Company or any of its Subsidiaries in connection with the execution, delivery or performance by the Company or the Company Bank of this Agreement and the Bank Merger Agreement, as applicable, or to consummate the Transactions and the other transactions contemplated hereby and thereby, except for (A) filings of applications or notices with, and approvals or waivers by, the Federal Reserve Board, the OTS, the FDIC, the Massachusetts Bank Commissioner, The Co-operative Central Bank, the Depositors Insurance Fund, the Massachusetts Board and the MHPF, as required, (B) filings with the SEC and state securities authorities in connection with the issuance of Parent Common Stock in the Merger, (C) the filing of a Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and Articles of Merger with the Secretary of State of The Commonwealth of Massachusetts pursuant to the MBCL, (D) the approval of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock and by the holders of a majority of the outstanding shares of Parent Common Stock and
(E) such corporate approvals and such consents or approvals of, or waivers by, or filings or registrations with, certain of the foregoing federal and state banking agencies in connection with the Bank Merger. As of the date hereof, the Company is not aware of any reason why the approvals set forth above and referred to in Section 8.01(b) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 8.01(b) or that the requisite approval of the Company's stockholders will not be obtained.

                  (b) Subject to receipt of the approvals referred to in Section 5.06(a), and the expiration of related waiting periods, the execution, delivery and performance of this Agreement and the Bank Merger Agreement by the Company and the Company Bank, as applicable, and the consummation of the Transactions and the other transactions contemplated hereby and thereby do not and will not
(A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries or any of their respective properties is subject or bound, (B) constitute a breach or violation of, or a default under, the certificate of incorporation or bylaws (or similar governing documents) of the Company or any of its Subsidiaries or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

         5.07. SEC REPORTS. The Company's Annual Reports on Form 10-KSB for the fiscal years ended December 31, 2001, December 31, 2000 and December 31, 1999 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it subsequent to December 31, 1998 with the SEC (collectively, the Company's "SEC DOCUMENTS"), as of the date filed or to be filed and as amended prior to the date hereof, (A) complied or will comply in all material respects as to form with the applicable securities regulations of the SEC as the case may be, and (1) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date; and (2) each of the balance sheets contained in any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the consolidated financial position of the Company and its Subsidiaries as of its date, and (3) each of the consolidated statements of income and changes in shareholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the consolidated results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of the Company and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved.

         5.08. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 2001, except as contemplated by this Agreement, the Company and each of its Subsidiaries have conducted their businesses in the ordinary course and in manners consistent with past practice and, since December 31, 2001, except as set forth in Section 5.08 of the Company's Disclosure Schedule, there has not been (a) either individually or in the aggregate, any Material Adverse Effect,
(b) any material damage, destruction or loss with respect to any property or asset of the Company or any of its Subsidiaries, (c) any change by the Company or any of its Subsidiaries in its accounting methods, principles or practices, other than changes required by applicable law or GAAP or regulatory accounting as concurred in by the Company's independent accountants, (d) any revaluation by the Company or any of its Subsidiaries of any asset, including, without limitation, writing off of notes or accounts receivable, other than in the ordinary course of business consistent with past practice, (e) any entry by the Company or any of its Subsidiaries into any contract or commitment (other than with respect to Loans, as hereinafter defined) of more than $10,000, (f) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any of its Subsidiaries except in the ordinary course of business in an amount consistent with past practice or any redemption, purchase or other acquisition of any of its securities, (g) except as would have been permitted by Section 4.01(b)(5) or Section 4.01(b)(7) hereof, any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any directors, officers or employees of the Company or any of its Subsidiaries, or any grant of severance or termination pay, or any contract or arrangement entered into to make or grant any severance or termination pay, any payment of any bonus, or the taking of any other material action not in the ordinary course of business with respect to the compensation or employment of directors, officers or employees of the Company or any of its Subsidiaries, (h) any strike, work stoppage, slowdown or other labor disturbance, (i) any material election made by the Company or any of its Subsidiaries for federal or state income tax purposes, (j) any change in the credit policies or procedures of the Company or any of its Subsidiaries, the effect of which was or is to make any such policy or procedure materially less restrictive in any material respect,
(k) any material liability or obligation of any nature (whether accrued, absolute, contingent or otherwise and whether due or to become due), including without limiting the generality of the foregoing, liabilities as guarantor under any guarantees or liabilities for taxes, other than in the ordinary course of business consistent with past practice, (l) any forgiveness or cancellation of any indebtedness or contractual obligation other than in the ordinary course of business consistent with past practice, (m) except with respect to funds borrowed by the Company or any of its Subsidiaries from the Federal Home Loan Bank, any mortgage, pledge, lien or lease of any assets, tangible or intangible, of the Company or any of its Subsidiaries with a value in excess of $25,000 in the aggregate (n) any acquisition or disposition of any assets or properties having a value in excess of $40,000, or any contract for any such acquisition or disposition entered into, (o) any lease of real or personal property entered into, other than in connection with foreclosed property or in the ordinary course of business consistent with past practice.

         5.09. LITIGATION. No litigation, claim or other proceeding before any court or governmental agency is pending against the Company or any of its Subsidiaries and, to the Company's knowledge, no such litigation, claim or other proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, claim or other proceeding.

         5.10. REGULATORY MATTERS.

                  (a) Neither the Company nor any of its Subsidiaries nor any of any of their respective properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it (collectively, the "COMPANY REGULATORY AUTHORITIES"). The Company and its Subsidiaries have paid all assessments made or imposed by any Company Regulatory Authority.

                  (b) Neither the Company nor any its Subsidiaries has been advised by, or has any knowledge of facts which could give rise to an advisory notice by, any Company Regulatory Authority that such Company Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

         5.11. COMPLIANCE WITH LAWS. Each of the Company and its Subsidiaries:

                  (a) is in material compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

                  (b) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Company's knowledge, no suspension or cancellation of any of them is threatened; and

                  (c) has received, since December 31, 1999, no notification or communication from any Governmental Authority (A) asserting that the Company or any of its Subsidiaries is not in material compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to the Company's knowledge, do any grounds for any of the foregoing exist).

         5.12. MATERIAL CONTRACTS; DEFAULTS. Except for documents listed as exhibits to the SEC Documents, neither the Company nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "MATERIAL CONTRACT" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K or
(ii) that materially restricts the conduct of business by the Company or by any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in material default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. No power of attorney or similar authorization given directly or indirectly by the Company or any of its Subsidiaries is currently outstanding.

         5.13. NO BROKERS. No action has been taken by the Company or any of its Subsidiaries that would give rise to any valid claim against the Company or its Subsidiaries for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding a Previously Disclosed fee to be paid to Keefe, Bruyette & Woods, Inc.

         5.14. EMPLOYEE BENEFIT PLANS.

                  (a) All benefit and compensation plans, contracts, policies or arrangements covering one or more current or former employees of the Company and its Subsidiaries (the "EMPLOYEES") or current or former directors of the Company including, but not limited to, "employee benefit plans" within the meaning of
Section 3(3) of ERISA, and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans, contracts, policies or arrangements (the "BENEFIT PLANS"), are Previously Disclosed in the Company's Disclosure Schedule. True and complete copies of all Benefit Plans including, but not limited to, any trust instruments and insurance contracts forming a part of any Benefit Plans and all amendments thereto have been provided or made available to Parent. The Benefit Plans include two multiple-employer plans as described in Section 413(c) of the Code and Section 210 of ERISA for which neither the Company nor any ERISA Affiliate (as defined below) is the plan sponsor or plan administrator: the Cooperative Banks Employees Retirement Program - Plan A and the Cooperative Banks Employees Retirement Program - Plan C (the "MULTIPLE-EMPLOYER PLANS").

                  (b) All Benefit Plans covering Employees other than "multiemployer plans" within the meaning of Section 3(37) of ERISA, and other than with respect to the participation of employers other than the Company and its Subsidiaries in, and conduct by persons other than the Company and its Subsidiaries and their employees in connection with, the Multiple-Employer Plans, to the extent subject to ERISA, are in substantial compliance with ERISA. Each Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("PENSION PLAN") and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service, or an application for a favorable determination letter has been filed within the period described in Section 401(b) of the Code, and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter or the loss of the qualification of such Pension Plan under Section 401(a) of the Code. There is no material pending or, to the Company's knowledge, threatened litigation relating to the Benefits Plans, other than with respect to employers other than the Company and its Subsidiaries in, and conduct by persons other than the Company and its Subsidiaries and their employees in connection with, the Multiple-Employer Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Benefit Plan or Pension Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

                  (c) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA AFFILIATE"). Neither the Company nor any of its Subsidiaries has incurred, and neither expects to incur, any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). With respect to the Company's participation in the Multiple-Employer Plans, no notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

                  (d) All contributions required to be made by the Company and its Subsidiaries under the terms of any Benefit Plan have been timely made or have been reflected on the financial statements of the Company included in the Company's SEC Documents. Neither Multiple-Employer Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA attributable to any ERISA Affiliate and no ERISA Affiliate has an outstanding funding waiver. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to
Section 401(a)(29) of the Code.

                  (e) None of the Company, the Company Bank or any ERISA Affiliate has incurred any liability under Title IV of ERISA which will not have been paid in full prior to the

Closing. There has been no "accumulated funding deficiency" (whether or not waived) attributable to the Company or any ERISA Affiliate with respect to any Multiple-Employer Plan subject to Code Section 412 or ERISA Section 302. With respect to any Pension Plan maintained by the Company or any ERISA Affiliate and subject to Title IV of ERISA, there has been no (nor will be any as a result of the transaction contemplated by this Agreement) (i) "reportable event," within the meaning of ERISA Section 4043, or the regulations thereunder (for which notice the notice requirement is not waived under 29 C.F.R. Part 2615) with respect to the Company, and (ii) no event or condition which presents a material risk of plan termination or any other event that may cause the Company, the Company Bank or any ERISA Affiliate to incur liability or have a lien imposed on its assets under Title IV of ERISA. No Pension Plan maintained by the Company, the Company Bank or any ERISA Affiliate and subject to Title IV of ERISA has any "unfunded benefit liabilities" for which the Company would be liable, within the meaning of ERISA Section 4001(a)(18), as of the Closing Date, for which the Company would be liable, and, without any additional contributions being made to such Plan, the assets of such Plan are sufficient to satisfy all obligations of the Plan if the Plan were to be terminated as of the Effective Time for which the Company would be liable. None of the Company, the Company Bank or any ERISA Affiliate has ever maintained a Multiemployer Plan.

                  (f) There are no pending or, to the knowledge of the Company, threatened claims by or on behalf of any Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any Benefit Plans, alleging any breach of fiduciary duty on the part of the Company or any of its officers, directors or employees under ERISA or any other applicable regulations, or claiming benefit payments for which the Company may be liable (other than those made in the ordinary operation of such plans), nor is there, to the knowledge of the Company, any basis for such claim. Other than with respect to the Multiple-Employer Plans, the Benefit Plans are not the subject of any pending (or to the knowledge of the Company, any threatened) investigation or audit by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation, other than determination letter applications pending with the Internal Revenue Service. With respect to the Multiple-Employer Plans, the Company has been advised by those Plans' administrators that no such investigation is pending or, to the administrators' knowledge, threatened.

                  (g) Neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Benefit Plan, other than coverage as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality. The Company or any of its Subsidiaries may amend or terminate any such Benefit Plan at any time without incurring any liability thereunder.

                  (h) None of the execution of this Agreement, shareholder approval of this Agreement or consummation of the transactions contemplated by this Agreement will (A) entitle any employees of the Company or any of its Subsidiaries to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans, (C) result in any breach or violation of, or a default under, any of the Benefit Plans or (D) result in any payment that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

         5.15. LABOR MATTERS. Neither the Company nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel the Company or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to the Company's knowledge, threatened, nor is the Company or any of its Subsidiaries aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

         5.16. ENVIRONMENTAL MATTERS.

                  (a) The Company and its Subsidiaries are in compliance with applicable Environmental Laws;

                  (b) to the Company's knowledge, no real property (including buildings or other structures) currently or formerly owned or operated by the Company or any of its Subsidiaries, or any property in which the Company or any of its Subsidiaries has held a security interest, Lien or a fiduciary or management role ("COMPANY LOAN PROPERTY"), has been contaminated with, or has had any release of, any Hazardous Substance except in compliance with Environmental Laws;

                  (c) neither the Company nor any of its Subsidiaries has participated in the management regarding Hazardous Substances of, any Company Loan Property which has been contaminated with, or has had any release of, any Hazardous Substance except in compliance with Environmental Laws;

                  (d) neither the Company nor any of its Subsidiaries has any liability for any Hazardous Substance disposal or contamination on any third party property;

                  (e) neither the Company nor any of its Subsidiaries has received any notice, demand letter, claim or request for information alleging any violation of, or liability under, any Environmental Law;

                  (f) neither the Company nor any of its Subsidiaries is subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law;

                  (g) to the Company's knowledge, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning, or automotive services) involving the Company or any of its Subsidiaries, any currently or formerly owned or operated property, or any Company Loan Property, that could reasonably be expected to result in any claims, liability or investigations against the Company or any of its Subsidiaries, result in any restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Law, or adversely affect the value of any Company Loan Property; and

                  (h) the Company has delivered or made available to Parent copies of all environmental reports, studies, sampling data, correspondence, filings and other environmental information in its possession or reasonably available to it relating to the Company, its Subsidiaries and any currently or formerly owned or operated property or any Company Loan Property.

         As used herein, the term "ENVIRONMENTAL LAWS" means any federal, state or local law, regulation, order, decree, permit, authorization, opinion or agency requirement relating to: (A) the protection or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or
(C) wetlands, indoor air, pollution, contamination or any injury or threat of injury to Persons or property in connection with any Hazardous Substance; and the term "HAZARDOUS SUBSTANCE" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law, (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon or (C) any other substance which is the subject of regulatory action by any Governmental Authority in connection with any Environmental Law.

         5.17. TAX MATTERS.

                  (a) For the taxable periods ended December 31, 1998, 1999 and 2000, each of the Company and its Subsidiaries has filed all Tax Returns that it was required to file under applicable laws and regulations. All such Tax Returns were correct and complete in all respects and have been prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by any of the Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid. Neither the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company or any of its Subsidiaries.

                  (b) Each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (c) No director or officer (or employee responsible for Tax matters) of any of the Company and its Subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. No foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has received from any foreign, federal, state, or local taxing authority (including jurisdictions where the Company or its Subsidiaries have not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against the Company or any of its Subsidiaries.

                  (d) The Company has Previously Disclosed the United States federal, state, local, and foreign income Tax Returns filed with respect to any of the Company and its Subsidiaries for taxable periods ended December 31, 1999 and 2000. The Company has Previously Disclosed those Tax Returns that have been audited, and those Tax Returns that currently are the subject of audit. The Company has delivered to Parent correct and complete copies of all United States federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Company and its Subsidiaries filed for the years ended December 31, 1999 and 2000.

                  (e) Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (f) Neither the Company nor any of its Subsidiaries has filed a consent under Code section 341(f) concerning collapsible corporations. Neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payment" within the meaning of Code section 280G (or any corresponding provision of state, local or foreign Tax law) and (ii) any amount that will not be fully deductible as a result of Code section 162(m) (or any corresponding provision of state, local or foreign Tax law). Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code section 897(c)(2) during the applicable period specified in Code section 897(c)(1)(A)(ii). Each of the Company and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code section 6662. Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax allocation or sharing agreement. Neither the Company nor any of its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any Liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Reg.
section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (g) The unpaid Taxes of the Company and its Subsidiaries (A) did not, as of the end of the most recent period covered by the Company's SEC Documents filed on or prior to the date hereof, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements included in the Company's SEC Documents filed on or prior to the date hereof (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns. Since the end of the most recent period covered by the Company's SEC Documents filed prior to the date hereof, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.

                  (h) None of the Company and its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) "closing agreement" as described in Code section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) intercompany transactions or any excess loss account described in Treasury Regulations under Code section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; or (E) prepaid amount received on or prior to the Closing Date.

         5.18. RISK MANAGEMENT INSTRUMENTS. Neither the Company nor any of its Subsidiaries is a party or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivatives contract (including various combinations thereof) (each, a "DERIVATIVES CONTRACT") or owns securities that
(i) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (ii) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance. All of such Derivatives Contracts or other instruments, are legal, valid and binding obligations of the Company or any of its Subsidiaries enforceable in accordance with their terms (except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally), and are in full force and effect. The Company and its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to the Company's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which would have or would reasonably be expected to have a Material Adverse Effect on the Company.

         5.19. LOANS; NONPERFORMING AND CLASSIFIED ASSETS.

                  (a) Each loan agreement, note or borrowing arrangement, including without limitation portions of outstanding lines of credit and loan commitments (collectively, "LOANS"), on the books and records of the Company and its Subsidiaries, was made and has been serviced in all material respects in accordance with customary lending standards in the ordinary course of business, is evidenced in all material respects by appropriate and sufficient documentation and, to the knowledge of the Company, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditor's rights or by general equity principles.

                  (b) The Company has Previously Disclosed as to the Company and each Company Subsidiary as of the latest practicable date: (i) any written or, to the Company's knowledge, oral Loan under the terms of which the obligor is 60 or more days delinquent in payment of principal or interest, or to the Company's knowledge, in default of any other material provision thereof; (ii) each Loan which has been classified as "substandard," "doubtful," "loss" or "special mention" (or words of similar import) by the Company, a Company Subsidiary or an applicable regulatory authority (it being understood that no representation is being made that the FDIC or the Massachusetts Bank Commissioner would agree with the loan classifications established by the Company); (iii) a listing of the OREO acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof; and (iv) each Loan with any director, executive officer or five percent or greater shareholder of the Company or a Company Subsidiary, or to the best knowledge of the Company, any Person controlling, controlled by or under common control with any of the foregoing.

                  (c) No agreement pursuant to which any loans or other assets have been or shall be sold by the Company or its Subsidiaries entitled the buyer of such loans or other assets, unless there is material breach of a representation or covenant by the Company or its Subsidiaries, to cause the Company or its Subsidiaries to repurchase such loan or other asset or the buyer to pursue any other form of recourse against the Company or its Subsidiaries.

         5.20. PROPERTIES. All real and material personal property owned by the Company or a Subsidiary of the Company or presently used by any of them in its respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with its past practices. The Company has good and marketable title free and clear of all Liens to all of the material properties and assets, real and personal, reflected on the consolidated statement of financial condition of the Company as of December 31, 2001 included in the Company's SEC Documents or acquired after such date, other than properties sold by the Company in the ordinary course of business, except (i) Liens for current taxes and assessments not yet due or payable (ii) pledges to secure deposits and other Liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) as reflected on the consolidated statement of financial condition of the Company as of December 31, 2001 included in the Company's SEC Documents. All real and personal property which is material to the Company's business on a consolidated basis and leased or licensed by the Company or a Subsidiary of the Company is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.

         5.21. INTELLECTUAL PROPERTY. The Company and each Subsidiary of the Company owns or possesses valid and binding licenses and other rights to use without payment of any material amount all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in its businesses, all of which have been Previously Disclosed by the Company, and none of the Company or any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. The Company and each Subsidiary has performed in all material respects all the obligations required to be performed by it and is not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.

         5.22. FIDUCIARY ACCOUNTS. The Company and each of its Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations. Neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers or employees, has committed any breach of trust with respect to any fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

         5.23. BOOKS AND RECORDS. The books and records of the Company and its Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of the Company and its Subsidiaries.

         5.24. INSURANCE. The Company has Previously Disclosed all of the material insurance policies, binders, or bonds currently maintained by the Company or any of its Subsidiaries ("INSURANCE POLICIES"). The Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent in accordance with industry practices. All the Insurance Policies are in full force and effect; the Company and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

         5.25. ALLOWANCE FOR LOAN LOSSES. The Company's allowance for loan losses is, and shall be as of the Effective Date, in compliance with the Company's existing methodology for determining the adequacy of its allowance for loan losses and, to the knowledge of the Company, the standards established by applicable Governmental Authorities and the Financial Accounting Standards Board and is and shall be adequate under all such standards.

         5.26. TRANSACTIONS WITH AFFILIATES. All "covered transactions" between the Company Bank and an "affiliate" within the meaning of Sections 23A and 23B of the Federal Reserve Act have been in compliance with such provisions.

         5.27. REQUIRED VOTE; ANTITAKEOVER PROVISIONS.

                  (a) The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is necessary to approve this Agreement and the Transactions on behalf of the Company.

                  (b) Based on the representation and warranty of Parent contained in Section 6.12, no "control share acquisition," "business combination moratorium," "fair price" or other form of antitakeover statute or regulation is applicable to this Agreement and the transactions contemplated hereby. Without limiting the foregoing, the Board of Directors of the Company has approved the transactions contemplated by this Agreement and taken all other requisite action such that the provisions of Section 203 of the DGCL and the provisions of the Company Articles relating to special voting requirements for certain business combinations will not apply to this Agreement or any of the transactions contemplated hereby.

         5.28. FAIRNESS OPINION. The Company Board has received the written opinion of Keefe, Bruyette & Woods, Inc. to the effect that as of the date hereof the Merger Consideration is fair to the holders of Company Common Stock from a financial point of view.

         5.29. TRANSACTIONS IN SECURITIES. The Company has questioned its directors and executive officers concerning known stock transfers since December 31, 1999 and based upon that investigation the Company has not, and to the Company's knowledge (a) no director or officer of the Company or the Company's Subsidiaries, (b) no Person related to any such director or officer by blood, marriage or adoption and residing in the same household and (c) no Person who has been knowingly provided material nonpublic information by any one or more of these Persons, has purchased or sold, or caused to be purchased or sold, any shares of Company Common Stock or other securities issued by the Company (i) during any period when the Company was in possession of material nonpublic information or (ii) in violation of any applicable provision of the Exchange Act.

         5.30. DISCLOSURE. The representations and warranties contained in this
Article V, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article V not misleading.

                                  ARTICLE VI.
                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Except as Previously Disclosed, Parent hereby represents and warrants to the Company as follows:

         6.01. ORGANIZATION, STANDING AND AUTHORITY. Parent is duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts. Parent is duly qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Parent has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

         6.02. PARENT STOCK.

                  (a) The authorized capital stock of Parent consists solely of 12,000,000 shares of Parent Common Stock, of which 3,184,352 shares were outstanding as of the date hereof, and 3,000,000 shares of Parent Preferred Stock, of which no shares were outstanding as of the date hereof. The outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the shares of Parent Common Stock have been issued in violation of the preemptive rights of any Person. As of the date hereof, there are no Equity Interests authorized, issued or outstanding with respect to the capital stock of Parent, except for (i) shares of Parent Common Stock issuable pursuant to the Parent Benefits Plans and any other plan or arrangement pursuant to which shares of Parent Common Stock may be issued and (ii) by virtue of this Agreement.

                  (b) The shares of Parent Common Stock to be issued in exchange for shares of Company Common Stock in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and the issuance thereof is not subject to any preemptive right.

         6.03. SUBSIDIARIES.

                  (a) As of the date hereof, the only subsidiary of the Company which constitutes a

Significant Subsidiary is the Parent Bank. The Parent Bank has been duly organized and is validly existing under the laws of The Commonwealth of Massachusetts and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. The Parent Bank is duly licensed by the Massachusetts Commissioner and its deposits are insured by the FDIC and the Deposit Insurance Fund in the manner and to the maximum extent provided by law.

                  (b) As of the date hereof, (A) Parent owns, directly or indirectly, all the issued and outstanding equity securities of the Parent Bank,
(B) no equity securities of the Parent Bank are or may become required to be issued (other than to Parent) by reason of any Equity Interest or otherwise, (C) there are no contracts, commitments, understandings or arrangements by which the Parent Bank is or may be bound to sell or otherwise transfer any of its equity securities (other than to Parent or any of its wholly-owned Subsidiaries) and
(D) there are no contracts, commitments, understandings, or arrangements relating to Parent's rights to vote or to dispose of such securities.

         6.04. CORPORATE POWER. Each of Parent and the Parent Bank has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets. Parent has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to the receipt of all necessary approvals of Governmental Authorities and the approval of this Agreement by the holders of a majority of the outstanding Parent Common Stock.

         6.05. CORPORATE AUTHORITY. Subject to the approval of this Agreement by the holders of a majority of the outstanding Parent Common Stock, this Agreement and the transactions contemplated hereby has been authorized by all necessary corporate action of Parent and the Parent Board. This Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery by the Company, this Agreement is a valid and legally binding agreement of Parent enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

         6.06. REGULATORY APPROVALS; NO DEFAULTS.

                  (a) No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Parent or any of its Subsidiaries in connection with the execution, delivery or performance by Parent and the Parent Bank of this Agreement and the Bank Merger Agreement, as applicable, or to consummate the Transactions and the other transactions contemplated hereby and thereby, except for (A) filings of applications or notices with and approvals or waivers by the Federal Reserve Board, the OTS, the FDIC, the Massachusetts Bank Commissioner, The Co-operative Central Bank, the Depositors Insurance Fund, the Massachusetts Board and the MHPF, as required, (B) filings with the SEC and state securities authorities in connection with the issuance of Parent Common Stock in the Merger, (C) the approval of the listing on Nasdaq of the Parent Common Stock to be issued in the Merger, (D) the filing of a Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and Articles of Merger with the Secretary of State of The Commonwealth of Massachusetts pursuant to the MBCL, (E) the approval of this Agreement by the holders of a majority of the outstanding shares of Parent Common Stock, and (F) such corporate approvals and such consents or approvals of, or waivers by, or filings or registrations with, certain of the foregoing federal and state banking agencies in connection with the Bank Merger. As of the date hereof, Parent is not aware of any reason why the approvals set forth above and referred to in Section 8.01(b) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 8.01(b) or that the requisite approval of Parent's stockholders will not be obtained.

                  (b) Subject to receipt, or the making, of the consents, approvals and filings referred to in Section 6.06(a) and expiration of the related waiting periods, the execution, delivery and performance of this Agreement and the Bank Merger Agreement by Parent and the Parent Bank, as applicable, and the consummation of the Transactions and the other transactions contemplated hereby and thereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or Agreement, indenture or instrument of Parent or of any of its Subsidiaries or to which Parent or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of incorporation or bylaws (or similar governing documents) of Parent or any of its Subsidiaries or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

         6.07. FINANCIAL REPORTS AND SEC DOCUMENTS; MATERIAL ADVERSE EFFECT.

                  (a) Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it subsequent to December 31, 1998 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in the form filed or to be filed (collectively, Parent's "SEC DOCUMENTS") with the SEC, as of the date filed or to be filed, (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date; and each of the balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Parent and its Subsidiaries as of its date, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of Parent and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein.

                  (b) Since December 31, 2001, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Article VI or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Parent.

         6.08. LITIGATION. No litigation, claim or other proceeding before any court or governmental agency is pending against Parent or its Subsidiaries and, to Parent's knowledge, no such litigation, claim or other proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, claim or other proceeding.

         6.09. NO BROKERS. No action has been taken by Parent or its Subsidiaries that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding a fee to be paid to McConnell, Budd & Romano, Inc.

         6.10. TAX MATTERS. As of the date hereof, Parent does not have any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         6.11. REGULATORY MATTERS.

                  (a) Neither Parent nor any of its Subsidiaries nor any of any of their respective properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it (collectively, the "PARENT REGULATORY AUTHORITIES"). Parent and its Subsidiaries have paid all assessments made or imposed by any Parent Regulatory Authority.

                  (b) Neither Parent nor any its Subsidiaries has been advised by, and does not have any knowledge of facts which could give rise to an advisory notice by, any Parent Regulatory Authority that such Parent Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

         6.12. OWNERSHIP OF COMPANY COMMON STOCK. None of Parent or any of its Subsidiaries, or to Parent's knowledge, any of its other affiliates or associates (as such terms are defined under the Exchange Act), owns beneficially or of record, directly or indirectly, or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, shares of Company Common Stock (other than shares held in a fiduciary capacity that are beneficially owned by third parties or as a result of debts previously contracted) which in the aggregate represent 5% or more of the outstanding Company Common Stock.

         6.13. FINANCIAL ABILITY. Parent or Parent Bank has all funds necessary to consummate the Merger and pay the Aggregate Cash Consideration to holders of Company Common Stock pursuant to Section 3.01(c) hereof. Each of Parent and Parent Bank is, and immediately following completion of the Transactions will be, in compliance with all capital requirements applicable to it.

         6.14. DISCLOSURE. The representations and warranties contained in this
Article VI, when
considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article VI not misleading.

         6.15. COMPLIANCE WITH LAWS. Each of the Parent and its Subsidiaries:

                  (a) is in material compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

                  (b) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Parent's knowledge, no suspension or cancellation of any of them is threatened; and

                  (c) has received, since December 31, 1999, no notification or communication from any Governmental Authority (A) asserting that the Parent or any of its Subsidiaries is not in material compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to the Parent's knowledge, do any grounds for any of the foregoing exist).

         6.16. MATERIAL CONTRACTS; DEFAULTS. Except for documents listed as exhibits to the SEC Documents, neither the Parent nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a Material Contract or (ii) that materially restricts the conduct of business by the Parent or by any of its Subsidiaries. Neither the Parent nor any of its Subsidiaries is in material default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. No power of attorney or similar authorization given directly or indirectly by the Parent or any of its Subsidiaries is currently outstanding.

         6.17. LABOR MATTERS. Neither the Parent nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Parent or any of its Subsidiaries the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel the Parent or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to the Parent's knowledge, threatened, nor is the Parent or any of its Subsidiaries aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

         6.18. ENVIRONMENTAL MATTERS.

                  (a) The Parent and its Subsidiaries are in compliance with applicable Environmental Laws;

                  (b) to the Parent's knowledge, no real property (including buildings or other structures) currently or formerly owned or operated by the Parent or any of its Subsidiaries, or any property in which the Parent or any of its Subsidiaries has held a security interest, Lien or a fiduciary or management role ("PARENT LOAN PROPERTY"), has been contaminated with, or has had any release of, any Hazardous Substance except in compliance with Environmental Laws;

                  (c) neither the Parent nor any of its Subsidiaries has participated in the management regarding Hazardous Substances of, any Parent Loan Property which has been contaminated with, or has had any release of, any Hazardous Substance except in compliance with Environmental Laws;

                  (d) neither the Parent nor any of its Subsidiaries has any liability for any Hazardous Substance disposal or contamination on any third party property;

                  (e) neither the Parent nor any of its Subsidiaries has received any notice, demand letter, claim or request for information alleging any violation of, or liability under, any Environmental Law;

                  (f) neither the Parent nor any of its Subsidiaries is subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law;

                  (g) to the Parent's knowledge, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning, or automotive services) involving the Parent or any of its Subsidiaries, any currently or formerly owned or operated property, or any Parent Loan Property, that could reasonably be expected to result in any claims, liability or investigations against the Parent or any of its Subsidiaries, result in any restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Law, or adversely affect the value of any Parent Loan Property; and

                  (h) the Parent has delivered or made available to the Company copies of all environmental reports, studies, sampling data, correspondence, filings and other environmental information in its possession or reasonably available to it relating to the Parent, its Subsidiaries and any currently or formerly owned or operated property or any Parent Loan Property.

         6.19. LOANS; NONPERFORMING AND CLASSIFIED ASSETS.

                  (a) Each Loan on the books and records of the Parent and its Subsidiaries, was made and has been serviced in all material respects in accordance with customary lending standards in the ordinary course of business, is evidenced in all material respects by appropriate and sufficient documentation and, to the knowledge of the Parent, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditor's rights or by general equity principles.

                  (b) The Parent has Previously Disclosed as to the Parent and each Parent Subsidiary as of the latest practicable date: (i) any written or, to the Parent's knowledge, oral Loan under the terms of which the obligor is 60 or more days delinquent in payment of principal or interest, or to the Parent's knowledge, in default of any other material provision thereof; (ii) each Loan which has been classified as "substandard," "doubtful," "loss" or "special mention" (or words of similar import) by the Parent, a Parent Subsidiary or an applicable regulatory authority (it being understood that no representation is being made that the FDIC or the Massachusetts Bank Commissioner would agree with the loan classifications established by the Parent); (iii) a listing of the OREO acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof; and (iv) each Loan with any director, executive officer or five percent or greater shareholder of the Parent or a Parent Subsidiary, or to the best knowledge of the Parent, any Person controlling, controlled by or under common control with any of the foregoing.

                  (c) No agreement pursuant to which any loans or other assets have been or shall be sold by the Parent or its Subsidiaries entitled the buyer of such loans or other assets, unless there is material breach of a representation or covenant by the Parent or its Subsidiaries, to cause the Parent or its Subsidiaries to repurchase such loan or other asset or the buyer to pursue any other form of recourse against the Parent or its Subsidiaries.

         6.20. ALLOWANCE FOR LOAN LOSSES. The Parent's allowance for loan losses is, and shall be as of the Effective Date, in compliance with the Parent's existing methodology for determining the adequacy of its allowance for loan losses and, to the knowledge of the Company, the standards established by applicable Governmental Authorities and the Financial Accounting Standards Board and is and shall be adequate under all such standards.

                                  ARTICLE VII.
                                    COVENANTS

         7.01. REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of the Company and Parent agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Transactions as promptly as practicable and otherwise to enable consummation of the Transactions, including the satisfaction of the conditions set forth in Article VIII hereof, and shall cooperate fully with the other party hereto to that end.

         7.02. SHAREHOLDER APPROVALS. The Company agrees to take, in accordance with applicable law and the Company Certificate and Company Bylaws, all action necessary to call, give notice of, convene, and hold as soon as reasonably practicable a meeting of its shareholders to consider and vote upon the approval of this Agreement and any other matters required to be approved by the Company's shareholders for consummation of the Transactions (including any adjournment or postponement, the "COMPANY MEETING"). Except with the prior approval of Parent, no other matters shall be submitted for the approval of the Company shareholders at the

Company Meeting, other than the annual election of directors of the Company. The Company Board shall at all times prior to and during such meeting recommend such approval and shall take all reasonable lawful action to solicit such approval by its shareholders; provided that nothing in this Agreement shall prevent the Company Board from withholding, withdrawing, amending or modifying its recommendation if the Company Board determines, after consultation with its outside counsel, that such action is legally required in order for the directors to comply with their fiduciary duties to the Company shareholders under applicable law; provided, further, that Section 7.08 shall govern the withholding, withdrawing, amending or modifying of such recommendation in the circumstances described therein. Nothing contained in Section 7.08 shall affect or otherwise limit the obligation of the Company to call, give notice of, convene, and hold the Company Meeting. Parent agrees to take, in accordance with applicable law and Parent Articles and Parent Bylaws, all action necessary to convene as soon as reasonably practicable a meeting of its shareholders to consider and vote upon the approval of this Agreement and any other matters required to be approved by Parent's shareholders for consummation of the Transactions (including any adjournment or postponement, the "PARENT MEETING"). Parent Board shall at all times prior to and during such meeting recommend such approval and shall take all reasonable lawful action to solicit such approval by its shareholders.

         7.03. REGISTRATION STATEMENT.

                  (a) Parent agrees to prepare a registration statement on Form S-4 or other applicable form (the "REGISTRATION STATEMENT") to be filed by Parent with the SEC in connection with the issuance of Parent Common Stock in the Merger, and the parties will jointly prepare the joint proxy statement and prospectus and other proxy solicitation materials of Parent and the Company constituting a part thereof (the "JOINT PROXY STATEMENT") and all related documents. The parties agree to cooperate, and to cause their Subsidiaries to cooperate, with the other party, its counsel and its accountants, in the preparation of the Registration Statement and the Joint Proxy Statement and provide the other with a reasonable opportunity to review and comment on drafts of the Registration Statement and Joint Proxy Statement (and any amendments thereto) prior to filing the Registration Statement and Joint Proxy Statement (and any amendments thereto); and provided that both parties and their respective Subsidiaries have cooperated as required above, Parent and the Company agree to file the Registration Statement, including the Joint Proxy Statement in preliminary form, with the SEC as promptly as reasonably practicable. Each of Parent and the Company will use all reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. Parent also agrees to use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. After the Registration Statement is declared effective under the Securities Act, each of Parent and the Company shall promptly mail at its own expense the Joint Proxy Statement to its shareholders.

                  (b) Each of the Company and Parent agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement shall, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Joint Proxy Statement and any amendment or supplement thereto shall, at the date(s) of mailing to shareholders and at the time of Parent Meeting or the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each of the Company and Parent further agrees that if such party shall become aware prior to the Effective Date of any information furnished by such party that would cause any of the statements in the Registration Statement or the Joint Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other parties thereof and to take the necessary steps to correct the Registration Statement or the Joint Proxy Statement.

                  (c) The parties shall provide the other party with copies of any written comments and advise the other party of any oral comments from the SEC. Parent agrees to advise the Company, promptly after Parent receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Parent Common Stock for offering or sale in any jurisdiction, of the initiation or, to the extent Parent is aware thereof, threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

         7.04. REGULATORY FILINGS.

                  (a) Each of Parent and the Company and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the Transactions and any other transactions contemplated by this Agreement and the Bank Merger Agreement; and any initial filings with Governmental Authorities (other than the Joint Proxy Statement) shall be made by Parent as soon as reasonably practicable after the execution hereof. Each of Parent and the Company shall have a reasonable time to review such filings in advance, and to the extent practicable each shall consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of such parties agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it shall consult with the other parties hereto with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and the Bank Merger Agreement and each party shall keep the other parties apprised of the status of material matters relating to completion of the transactions contemplated hereby.

                  (b) Each party agrees, upon request, to furnish the other parties with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other parties or any of their respective Subsidiaries to any third party or Governmental Authority.

         7.05. PRESS RELEASES. The Company and Parent shall consult with each other before issuing any press release with respect to the Transactions or this Agreement and shall not issue any such press release or make any such public statements without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements as may upon the advice of outside counsel be required by law or the rules or regulations of Nasdaq or other regulatory authority. The Company and Parent shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the Transactions as reasonably requested by the other party.

         7.06. ACCESS; INFORMATION.

                  (a) The Company agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford Parent and Parent's officers, employees, counsel, accountants and other authorized representatives such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties and personnel and to such other information as Parent may reasonably request and, during such period, it shall furnish promptly to Parent all information concerning its business, properties and personnel as Parent may reasonably request.

                  (b) Parent agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the Company and its authorized representatives such access to Parent's personnel as the Company may reasonably request.

                  (c) Each party agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section
7.06 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party shall keep confidential, and shall cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 7.06 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from publicly available sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by any party of the business and affairs of any other party shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to any party's obligation to consummate the transactions contemplated by this Agreement.

         7.07. AFFILIATES. The Company shall use its reasonable best efforts to identify those Persons who may be deemed to be "affiliates" of the Company within the meaning of Rule 145 promulgated by the SEC under the Securities Act (the "COMPANY AFFILIATES") and to cause each Person so identified to deliver to Parent as soon as practicable, and in any event prior to the date of the Company Meeting, a written agreement ("AFFILIATE AGREEMENT") to comply with the requirements of Rule 145 under the Securities Act in connection with the sale or other transfer of Parent Common Stock received in the Merger, which agreement shall be in a form reasonably satisfactory to the Company.

         7.08. ACQUISITION PROPOSALS. The Company agrees that neither it nor any of its Subsidiaries nor any of their respective officers shall, and that it shall direct and use its reasonable best efforts to cause its and each such Subsidiary's directors, employees, agents and representatives not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or substantially all of the assets of the Company or more than 15% of the outstanding equity securities of the Company or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "ACQUISITION PROPOSAL"). The Company further agrees that neither the Company nor any of its Subsidiaries nor any of their respective officers and directors shall, and that it shall direct and use its reasonable best efforts to cause its and each such Subsidiary's employees, agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or the Company Board from (A) complying with its disclosure obligations under federal or state law; (B) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Company Board receives from the Person so requesting such information an executed confidentiality agreement no less favorable to it than the Confidentiality Agreement entered into on January 23, 2002 by Parent with Keefe, Bruyette & Woods, Inc. as agent of the Company; (C) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal or (D) recommending such an Acquisition Proposal to the shareholders of the Company, if and only to the extent that, (i) in each such case referred to in clause (B), (C) or (D) above, the Company Board determines in good faith (after consultation with outside legal counsel) that such action would be required in order for its directors to comply with their respective fiduciary duties under applicable law and (ii) in the case referred to in clause
(D) above, the Company Board determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and would, if consummated, result in a transaction more favorable to the Company's shareholders from a financial point of view than the Merger. The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposals. The Company agrees that it will notify Parent immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives. The Company will promptly (within one business day) advise Parent following receipt of any Acquisition Proposal and the substance thereof (including the identity of the Person making such Acquisition Proposal), and will keep Parent apprised of any related developments, discussions and negotiations (including the terms and conditions of the Acquisition Proposal) on a current basis. The Company will use its reasonable best efforts to enforce (and will not waive any provisions of) any confidentiality or similar agreement entered into on its behalf by Keefe, Bruyette & Woods, Inc. or otherwise relating to a potential Acquisition Proposal. Notwithstanding the requirements of the previous sentence, the Company may waive standstill provisions of such an agreement with respect to a particular Acquisition Proposal if (i) the Company Board determines in good faith (after consultation with outside legal counsel) that such action would be required in order for its directors to comply with their respective fiduciary duties under applicable law and (ii) the Company Board also determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and would, if consummated, result in a transaction more favorable to the Company's shareholders from a financial point of view than the Merger.

         7.09. CERTAIN POLICIES. Prior to the Effective Date, each of the Company and its Subsidiaries shall, consistent with GAAP, the rules and regulations of the SEC and applicable banking laws and regulations, modify or change its loan, OREO, accrual, reserve, tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Parent; provided, however, that no such modifications or changes need be made prior to the satisfaction of all of the conditions set forth in Article VIII; and further provided that in any event, no accrual or reserve made by the Company or any of its Subsidiaries pursuant to this Section 7.09 shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. The recording of any such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of the Company or its management with any such adjustments.

         7.10. NASDAQ LISTING. Parent agrees to use its reasonable best efforts to list, prior to the Effective Date, on the Nasdaq the shares of Parent Common Stock to be issued in connection with the Merger.

         7.11. INDEMNIFICATION.

                  (a) From and after the Effective Time, Parent (the "INDEMNIFYING PARTY") shall indemnify and hold harmless each present and former director, officer and employee of the Company or a Company Subsidiary, as applicable, determined as of the Effective Time (the "INDEMNIFIED PARTIES") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, arising in whole or in part out of, or pertaining to the fact that he or she was a director, officer, employee, fiduciary or agent of the Company or any Company Subsidiary or is or was serving at the request of the Company or any of the Company Subsidiaries as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including without limitation matters related to the negotiation, execution and performance of this Agreement or any of the transactions contemplated hereby, to the fullest extent which such Indemnified Parties would be entitled under the Company Certificate and Company Bylaws.

                  (b) Any Indemnified Party wishing to claim indemnification under this Section 7.11, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not actually prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction), (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent and (iv) the Indemnifying Party shall have no obligation hereunder in the event that a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party by the Indemnifying Party in the manner contemplated hereby is prohibited by applicable laws and regulations; provided, however, that in the event of such determination, the Indemnified Party may seek indemnification from Parent Bank, which shall assume the Indemnifying Party's obligation under this Section 7.11 to the extent that any payment by Parent Bank is not prohibited by applicable laws or regulations.

                  (c) Prior the Effective Time, Parent shall use its reasonable best efforts to purchase an extended reporting period endorsement under the Company's existing directors' and officers' liability insurance coverage for the Company's directors and officers in a form reasonably acceptable to the Company which shall provide such directors and officers with coverage for six years following the Effective Time of not less than the existing coverage under, and have other terms no materially less favorable on the whole to the insured Persons than the directors' and officers' liability insurance coverage presently maintained by the Company, provided that in no event shall Parent be required to expend in any one year an amount in excess of 150% of the annual premiums currently paid by the Company for such insurance (the "INSURANCE AMOUNT"), and further provided that if Parent is unable to maintain or obtain the insurance called for by this Section 7.11(c) as a result of the preceding provision, Parent shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount with respect to acts or omissions occurring prior to the Effective Time by such directors and officers in their capacities as such.

                  (d) If Parent or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this Section 7.11.

         7.12. BENEFIT PLANS.

                  (a) As soon as administratively practicable after the Effective Time, Parent shall take all reasonable action so that employees of the Company and its Subsidiaries shall be entitled to participate in each employee benefit plan, program or arrangement of Parent of general applicability (the "PARENT BENEFITS PLANS") to the same extent as similarly-situated employees of Parent and its Subsidiaries (it being understood that inclusion of the employees of the Company and its Subsidiaries in the Parent Benefits Plans may occur at different times with respect to different plans.) Parent shall cause each Parent Benefits Plan in which employees of the Company and its Subsidiaries are eligible to participate to recognize, for purposes of determining eligibility to participate in, the vesting of benefits and for all other purposes (but not for accrual of pension benefits) under the Parent Benefit Plans, the service of such employees with the Company and its Subsidiaries to the same extent as such service was credited for such purpose by the Company.

                  (b) Notwithstanding anything to the contrary contained herein, Parent shall have sole discretion with respect to the determination as to whether or when to terminate, merge or continue any employee benefit plans and programs of the Company or any of its Subsidiaries. The Company's Employee Stock Ownership Plan ("Company ESOP") shall be terminated as of the Effective Time. As of the Effective Time, all shares held by the Company ESOP shall be converted into the right to receive the Merger Consideration. As soon as administratively practicable following the Effective Time, all outstanding indebtedness of the Company ESOP shall be repaid in full and out of the proceeds of the Merger Consideration and the balance remaining with respect to unallocated shares previously held by the Company ESOP shall be allocated and distributed to Company ESOP participants as provided in the Company ESOP, subject to receipt of a favorable determination letter from the IRS and unless otherwise required by applicable law.

                  (c) Except as otherwise expressly provided in this Agreement or in the Payments Agreements, Parent shall honor, and the Surviving Corporation shall continue to be obligated to perform, in accordance with their terms, all benefit obligations to, and contractual rights of, current and former employees of the Company existing as of the Effective Date, as well as all employment, severance, deferred compensation or "change-in-control" agreements, plans or policies of the Company, but only to the extent that such obligations are Previously Disclosed in Sections 4.01(b)(5) and 5.14(a) of the Company Disclosure Schedule. Parent acknowledges that the consummation of the Merger will constitute a "change-in-control" of the Company for purposes of any employee benefit plans, agreements and arrangements of the Company.

                  (d) If employees of the Company or any of its Subsidiaries become eligible to participate in a medical, dental or health plan of Parent, Parent shall cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions are covered under the applicable medical, health or dental plans of Parent and (ii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Effective Time to the extent such employee had satisfied any similar limitation or requirement under an analogous Plan prior to the Effective Time, and (iii) provide full credit under such plans for any deductibles, co-payments and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation.

                  (e) For a period of six months following the Effective Time, Parent shall provide all employees of the Company and its Subsidiaries whose employment was terminated other than for cause, disability or retirement at or following the Effective Time, and who so desire, job counseling and outplacement assistance services in accordance with Parent's employment policies and practices, shall assist such employees in locating new employment and shall notify all such employees who want to be so notified of opportunities for positions with Parent or any of its Subsidiaries for which Parent reasonably believes such Persons are qualified and shall consider any application for such positions submitted by such Persons, provided, however, that any decision to offer employment to any such Person shall be made in the sole discretion of Parent.

                  (f) Parent or a Parent Subsidiary shall have no obligation to continue the employment of any employee of the Company or a Company Subsidiary and nothing contained herein shall give any such Person the right to continued employment with Parent or a Parent Subsidiary after the Effective Time. An employee of the Company or a Company Subsidiary (other than an employee who is party to an employment agreement, a severance agreement or a special termination agreement) whose employment is involuntarily terminated other than for cause following the Effective Time shall be entitled to receive severance payments in accordance with, and to the extent provided in, The Massachusetts Co-operative Bank's Employee Severance Compensation Plan, as the same may be amended with the approval of Parent.

         7.13. BANK MERGER. Parent and the Company agree to take all action necessary and appropriate, including causing the entering into of an appropriate merger agreement (the "BANK MERGER AGREEMENT"), to cause the Company Bank to merge, either directly or indirectly, by use of one or more interim corporations, with and into the Parent Bank (the "BANK MERGER") in accordance with applicable laws and regulations and the terms of the Bank Merger Agreement and as soon as practicable after consummation of the Merger.

         7.14. NOTIFICATION OF CERTAIN MATTERS. Each of the Company and Parent shall give prompt notice to the other of any fact, event or circumstance known to it that (i) if it had been known as of the date of this Agreement, would have been required to have been included in the Company Disclosure Schedule, (ii) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it, or (iii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

         7.15. PAYMENTS AND RELATED AGREEMENTS. Concurrently with the execution of this Agreement by the Company and Parent, (i) Parent, the Company and the Company Bank have entered into a Payments Agreement with each of Paul C. Green and Anthony A. Paciulli in a form that has been Previously Disclosed (the "PAYMENTS AGREEMENTS"), (ii) Mr. Green has entered into a Consulting Agreement (the "CONSULTING AGREEMENT") with Parent in a form that has been Previously Disclosed, and (iii) and Mr. Paciulli has entered into an Employment Agreement (the "PARENT BANK EMPLOYMENT AGREEMENT") with Parent Bank in a form that has been Previously Disclosed.

                                 ARTICLE VIII.
                    CONDITIONS TO CONSUMMATION OF THE MERGER

         8.01. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each of the parties hereto to consummate the Merger is subject to the fulfillment or written waiver by the parties hereto prior to the Closing Date of each of the following conditions:

                  (a) SHAREHOLDER APPROVAL. This Agreement shall have been duly approved by holders of not less than a majority of the outstanding Company Common Stock and by holders of not less than a majority of the outstanding Parent Common Stock.

                  (b) REGULATORY APPROVALS. All regulatory approvals required to consummate the Transactions shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approval shall contain any conditions, restrictions or requirements which the Parent Board reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the Transactions to such a degree that Parent would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof.

                  (c) NO INJUNCTION. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Transactions.

                  (d) REGISTRATION STATEMENT. The Registration Statement shall have been declared effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated by the SEC and not withdrawn and Parent shall have received all required approvals by state securities or "blue sky" authorities.

                  (e) LISTING. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on the Nasdaq.

                  (f) TAX OPINION. Parent shall have received a letter setting forth the written opinion of Foley, Hoag & Eliot LLP, in form and substance reasonably satisfactory to Parent, dated as of the Effective Date, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such letter, each of the Merger and the Bank Merger will constitute a tax-free reorganization described in section 368(a) of the Internal Revenue Code.

         8.02. CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to consummate the Merger is also subject to the fulfillment or written waiver by the Company prior to the Closing Date of each of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Parent in this Agreement which is qualified as to materiality shall be true and correct and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, as applicable, and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time, and the Company shall have received a certificate, dated the Effective Date, signed by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF PARENT. Parent shall have performed all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate, dated the Effective Date, to such effect signed by the Chief Executive Officer and Chief Financial Officer of Parent.

                  (c) OTHER ACTIONS. Parent shall have furnished the Company with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 8.01 and 8.02 as the Company may reasonably request.

                  (d) EXCHANGE AGENT CERTIFICATE. The Exchange Agent shall have delivered to the Company a certificate dated as of the Effective Time to the effect that it has received from Parent due authorization to issue the required number of shares of Parent Common Stock to be issued in the Merger and the full amount of cash to pay for the aggregate cash portion of the Merger Consideration and cash in lieu of fractional shares.

         8.03. CONDITIONS TO OBLIGATIONS OF PARENT. The obligations of Parent to consummate the Merger are also subject to the fulfillment or written waiver by Parent prior to the Closing Date of each of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company in this Agreement which is qualified as to materiality shall be true and correct and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time, and Parent shall have received a certificate, dated the Effective Date, signed by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF COMPANY. The Company shall have performed all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Parent shall have received a certificate, dated the Effective Date, to such effect signed by the Chief Executive Officer and Chief Financial Officer of the Company.

                  (c) DISSENTING SHARES. Dissenting Shares shall not represent 25% or more of the outstanding Company Common Stock.

                  (d) PAYMENTS AGREEMENTS. The Payments Agreements referred to in Section 7.15 shall have been duly executed and delivered by the respective parties thereto and shall be in full force and effect, and each party thereto other than Parent shall have performed in all material respects all obligations required to be performed by it thereunder at or prior to the Effective Time.

                  (e) CONSENTS UNDER AGREEMENTS. The consent, approval or waiver of each Person (other than regulatory approvals contemplated in Section 8.01(b)) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of the Company or any of its Company's Subsidiaries under any loan or credit agreement, note mortgage, indenture, lease, license or other agreement or instrument shall have been obtained, except for such consents the failure of which to be obtained would not, individually or in the aggregate, have a Material

Adverse Effect on Parent after giving effect to the consummation of the Transactions, and none of such permits, consents, waivers, clearances, approvals and authorizations shall contain any term or condition which would materially impair the value of the Company to Parent.

                  (f) TERMINATION OF CERTAIN EXISTING AGREEMENTS. The Existing Employment Agreements shall each have been terminated without cost to Company Bank or any party to this Agreement, except for such payments as are provided for under the Payments Agreements.

                  (g) NO PARACHUTE PAYMENTS. Neither Company or any of the Company's Subsidiaries shall have taken any action or made any payments that would result, either individually or in the aggregate, in any violation of the requirements set forth in Section 4.01(b)(9).

                  (h) OTHER ACTIONS. The Company shall have furnished Parent with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 8.01 and 8.03 as Parent may reasonably request.

                                   ARTICLE IX.
                                   TERMINATION

         9.01. TERMINATION. This Agreement may be terminated and the Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated in this Agreement by the stockholders of the Company:

                  (a) MUTUAL CONSENT. By mutual consent of Parent and the Company, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

                  (b) DELAY. By either Parent or the Company (if its Board of Directors so determines by vote of a majority of the members of its entire Board) if (i) the Effective Time shall not have occurred on or before January 31, 2003 or such later date as the parties may have agreed upon in writing (the "EXPIRATION DATE"), except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of
(i) the party seeking to terminate pursuant to this Section 9.01(b) or (ii) any of the Shareholders (if the Company is the party seeking to terminate), which action or inaction is in violation of its obligations under this Agreement or, in the case of the Shareholders, his, her or its obligations under the relevant Voting Agreement.

                  (c) NO APPROVAL. By the Company or Parent, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority.

                  (d) BREACH. At any time prior to the Effective Time, by Parent or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of: (i) a breach by Parent or the Company, as the case may be, of any representation or warranty contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach; or (ii) a breach by Parent or the Company, as the case may be, of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach, which breach (whether under (i) or (ii)) would be reasonably expected, individually or in the aggregate with other breaches, to result in a Material Adverse Effect with respect to Parent or the Company, as the case may be.

                  (e) NO SHAREHOLDER APPROVAL. By either Parent or the Company (provided, that the terminating party shall not be in material breach of any of its obligations under Section 7.02) if any approval of the stockholders of the Company or the Parent required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at duly held meetings of their respective stockholders or at any adjournment or postponement thereof, or, if such meetings of stockholders shall not have been held or shall have been canceled prior to the Expiration Date.

                  (f) FAILURE TO RECOMMEND. At any time prior to the Company Meeting or Parent Meeting, (i) by Parent, if the Company shall have breached
Section 7.08 or (ii) by Parent, if the Company Board shall have failed to make its recommendation referred to in Section 7.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Parent, or (iii) by Parent, if the Company shall have materially breached its obligations to call, give notice of, convene and hold the Company Meeting in accordance with Section 7.02, or (iv) by the Company, if Parent shall have materially breached its obligations pursuant to Section 7.02.

                  (g) CERTAIN TENDER OR EXCHANGE OFFERS. By Parent if a tender offer or exchange offer for 10% or more of the outstanding shares of Company Common Stock is commenced (other than by Parent or a Subsidiary thereof), and the Company Board recommends that the shareholders of the Company tender their shares in such tender or exchange offer or otherwise fails to recommend that such shareholders reject such tender offer or exchange offer within the 10 business day period specified in Rule 14e-2(a) under the Exchange Act.

                  (h) POSSIBLE ADJUSTMENT. By the Company, if the Company Board so determines by the vote of a majority of all of its members, by giving written notice to Parent not later than the end of the first Business Day next following the Determination Date, if the Average Closing Price shall be less than 75 percent of the Signing Date Average Closing Price. If the Company elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give written notice to Parent. During the two-day period commencing with its receipt of such notice, Parent shall have the option of increasing the consideration to be received by the holders of Company Common Stock hereunder by adjusting the Per Share Stock Consideration to equal the quotient obtained by dividing $25.00 by the Average Closing Price. If Parent makes an election contemplated by the preceding sentence within such two-day period, it shall give prompt written notice to the Company of such election and the revised Per Share Stock Consideration, whereupon no termination shall have occurred pursuant to this Section 9.01(h) and this Agreement shall remain in effect in accordance with its terms (except as the Per Share Stock Consideration shall have been so modified), and any references in this Agreement to "PER SHARE

STOCK CONSIDERATION" shall thereafter be deemed to refer to the Per Share Stock Consideration as adjusted pursuant to this Section 9.01(h).

         9.02. EFFECT OF TERMINATION; EXPENSES.

                  (a) In the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void (except as set forth in Section 10.01), and there shall be no liability on the part of any party hereto, except (i) each party shall remain liable in any action at law or otherwise for any liabilities or damages arising out of its gross negligence or willful breach of any provision of this Agreement, (ii) as otherwise provided in this Section 9.02, and (iii) as provided in Section 9.03 or Section 9.04.

                  (b) If this Agreement is terminated as a result of any breach of a representation, warranty, covenant or other agreement which is caused by the gross negligence or willful breach of a party hereto, such party shall be liable to the other party for all out-of-pocket costs and expenses (but in no event in an amount in excess of $250,000), including, without limitation, the reasonable fees and expenses of lawyers, accountants and investment bankers, incurred by such other party in connection with the entering into of this Agreement and the carrying out of any and all acts contemplated hereunder ("EXPENSES"). The payment of Expenses is not an exclusive remedy, but is in addition to any other rights or remedies available to the parties hereto (whether at law or in equity) arising out of the gross negligence of a party or willful breach of any provision of this Agreement or under this Agreement.

                  (c) Except as otherwise provided in this Section 9.02 or in
Section 9.03 or Section 9.04, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not any of the transactions contemplated by this Agreement is consummated.

         9.03. COMPANY SPECIAL PAYMENT. As a condition of Parent's willingness, and in order to induce Parent, to enter into this Agreement and to reimburse Parent for incurring the damages, costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, the Company agrees to make a Company Special Payment to Parent, under the circumstances described below.

                  (a) COMPANY BREACH PAYMENT.

                  (1) The Company will pay to Parent the sum of $250,000 (the "COMPANY BREACH PAYMENT") if Parent has terminated this Agreement pursuant to Section 9.01(d) and the breach of the representation, warranty, covenant or agreement under Section 9.01(d) was caused by the willful conduct or gross negligence of the Company. Under such circumstances the Company shall also pay to Parent Expenses as provided in Section 9.02(b).

                  (2) NON-EXCLUSIVITY OF COMPANY BREACH PAYMENT AS REMEDY. The payment of a Company Breach Payment is not an exclusive remedy, but is in addition to any other rights or remedies available to the parties hereto (whether at law or in equity) arising out of the gross negligence of a party or willful breach of any provision of this Agreement or under this Agreement.

                  (b) COMPANY CHANGE IN CONTROL PAYMENT. The Company will pay to Parent the sum of $1,000,000 (as such amount may be adjusted pursuant to Section 9.03(b)(3), the "COMPANY CHANGE IN CONTROL PAYMENT"), if

                  (1) (x) Parent or the Company has terminated this Agreement pursuant to Section 9.01(e) as a result of the non-receipt of approval of the Company's shareholders, or (y) Parent has terminated this Agreement pursuant to Section 9.01(d), Section 9.01(f), or Section 9.01(g), AND

                  (2) within eighteen months of any termination described in
         Section 9.03(b)(1), the Company or the Company Bank shall have entered into an agreement to engage in an Acquisition Transaction (as defined in Section 1.01) with any Person other than Parent or any affiliate of Parent.

                  (3) ADJUSTMENT TO AMOUNT OF COMPANY CHANGE IN CONTROL PAYMENT. The amount of the Company Change in Control Payment shall be reduced by
         (i) the amount of any Expenses paid by the Company to Parent pursuant to Section 9.02(b) and (ii) by the amount of any Company Breach Payment paid by the Company to Parent pursuant to Section 9.03(a). Notwithstanding the foregoing, in no event shall the amount of the Company Change in Control Payment be less than $500,000.

                  (4) EXCLUSIVITY OF COMPANY CHANGE IN CONTROL PAYMENT AS REMEDY. Notwithstanding anything to the contrary set forth in this Agreement, if the Company pays or causes to be paid to Parent the Company Change in Control Payment, neither the Company nor any affiliate will have any further obligations or liabilities to Parent or Parent Bank or any other Person with respect to this Agreement or the transactions contemplated by this Agreement.

                  (5) EFFECT ON STANDSTILL ARRANGEMENTS. In the event the Company pays to Parent the Company Change in Control Payment, any standstill provisions contained in the Confidentiality Agreements referred to in Section 7.08 shall terminate.

                  (c) PAYMENT REQUIRED. Any payment required under this Section
9.03 will be (i) payable by the Company to Parent (by wire transfer of immediately available funds to an account designated by Parent) within five business days after demand by Parent.

         9.04. PARENT SPECIAL PAYMENT.

                  (a) PAYMENT AMOUNT. As a condition of the Company's willingness to, and in order to induce the Company to, enter into this Agreement, and to reimburse the Company for incurring the damages, costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, Parent hereby agrees to pay to the Company a cash payment in the amount of $250,000 (the "PARENT SPECIAL PAYMENT") if and only if the Company has terminated this Agreement in accordance with
Section 9.01(d) and the breach of the representation, warranty, covenant or agreement under Section 9.01(d) was caused by the willful conduct or gross negligence of Parent. Under such circumstances Parent will also pay to the Company Expenses as provided in Section 9.02(b).

                  (b) PAYMENTS REQUIRED. Any payment required to be made under this Section 9.04 shall be paid by Parent to the Company by wire transfer of immediately available funds to an account designated by the Company within five business days after demand by the Company.

                  (c) NON-EXCLUSIVITY OF PARENT SPECIAL PAYMENT AS REMEDY The payment of a Parent Special Payment is not an exclusive remedy, but is in addition to any other rights or remedies available to the parties hereto (whether at law or in equity) arising out of the gross negligence of a party or willful breach of any provision of this Agreement or under this Agreement.

                                   ARTICLE X.
                                  MISCELLANEOUS

         10.01. SURVIVAL. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than agreements or covenants contained herein that by their express terms are to be performed after the Effective Time, and the Voting Agreements and the Payments Agreements, which shall terminate in accordance with the terms thereof) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 7.06(c), 9.02, 9.03, 9.04, and, excepting Section 10.12 hereof, this Article X, which shall survive any such termination).

         10.02. WAIVER; AMENDMENT. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefited by the provision or (ii) amended or modified at any time, by an agreement in writing among the parties hereto executed in the same manner as this Agreement, except that after the Company Meeting no amendment shall be made which changes in kind or reduces in amount the Merger Consideration without the further approval of the stockholders.

         10.03. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

         10.04. GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of The Commonwealth of Massachusetts applicable to contracts made and to be performed entirely within such state.

         10.05. EXPENSES. Except as otherwise provided in Section 9.02, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel and, in the case of Parent, the registration fee to be paid to the SEC in connection with the Registration Statement, except that expenses of printing the Joint Proxy Statement shall be shared equally between the Company and Parent.

         10.06. NOTICES. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

         If to the Company to:

                  Massachusetts Fincorp, Inc.
                  70 Quincy Avenue
                  Quincy, Massachusetts  02169
                  Attention:   Paul Green
                               President
                  Fax:         (617) 984-0378

         With a copy to:

                  Stradley Ronon Stevens & Young, LLP
                  1220 19th Street, N.W.
                  Suite 700
                  Washington, D.C.  20036
                  Attention:   Gary Bronstein
                  Fax:         (202) 822-0140

         If to Parent to:

                  Abington Bancorp, Inc.
                  536 Washington Street
                  Abington, Massachusetts  02351
                  Attention:   James P. McDonough
                               President & Chief Executive Officer
                  Fax:         (781) 982-3680

         With a copy to:

                  Foley, Hoag & Eliot LLP
                  One Post Office Square
                  Boston, Massachusetts 02109-2170
                  Attention:   Peter W. Coogan and
                               Deborah Drosnin
                  Fax:         (617) 832-7000

         10.07. ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES. This Agreement, the Voting Agreements, the Payments Agreements, the Parent Bank Employment Agreement and the Consulting Agreement represent the entire understanding of the parties hereto and thereto with reference to the transactions contemplated hereby and thereby and this Agreement, the Voting Agreements, the Payments Agreements, the Parent Bank Employment Agreement and the Consulting Agreement supersede any and all other oral or written agreements heretofore made. Except for the Indemnified Parties' right to enforce Parent's obligation under Section 7.11, which are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives, nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         10.08. SEVERABILITY. Except to the extent that application of this
Section 10.08 would have a Material Adverse Effect on the Company or Parent, any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

         10.09. ENFORCEMENT OF THE AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         10.10. INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." References to sections include subsections which are part of the related sections (e.g. a section numbered "Section 5.5.1" would be part of "Section 5.5" and references to "Section 5.5" would also refer to material contained in the subsection described as "Section 5.5.1").

         10.11. ASSIGNMENT. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         10.12. ALTERNATIVE STRUCTURE. Notwithstanding any provision of this Agreement to the contrary, Parent may at any time modify the structure of the acquisition of the Company set forth herein, subject to the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed, provided that (i) the Merger Consideration to be paid to the holders of Company Common Stock is not thereby changed in kind or reduced in amount as a result of such modification, (ii) such modification will not adversely affect the tax treatment of the Company's shareholders as a result of receiving the Merger Consideration and (iii) such modification will not materially delay or jeopardize receipt of any required approvals of Governmental Authorities.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                 ABINGTON BANCORP, INC.

                                 By:  /s/  James P. McDonough
                                    --------------------------------------------
                                     Name:    James P. McDonough
                                     Title:   President & Chief Executive
                                              Officer

                                 By:  /s/  Robert M. Lallo
                                    --------------------------------------------
                                     Name:    Robert M. Lallo
                                     Title:   Executive Vice President &
                                              Chief Financial Officer

                                 MASSACHUSETTS FINCORP, INC.

                                 By:  /s/  Paul Green
                                    --------------------------------------------
                                     Name:    Paul Green
                                     Title:   President

                                                                         ANNEX A

                                VOTING AGREEMENT

         Voting Agreement (the "AGREEMENT"), dated as of April 10, 2002, by and between the undersigned holder of capital stock ("STOCKHOLDER") of Massachusetts Fincorp, Inc., a Delaware corporation (the "COMPANY"), and Abington Bancorp, Inc., a Massachusetts corporation ("PARENT"). All terms used herein and not defined herein shall have the meanings assigned thereto in the Merger Agreement (defined below).

         WHEREAS, Parent and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "MERGER AGREEMENT"), pursuant to which the Company will merge with and into Parent on the terms and conditions set forth therein and, in connection therewith, outstanding shares of Company Common Stock will be converted into shares of Parent Common Stock and/or cash in the manner set forth therein; and

         WHEREAS, Stockholder owns the shares of Company Common Stock identified on Annex I hereto (such shares, together with all shares of Company Common Stock subsequently acquired by Stockholder during the term of this Agreement, being referred to as the "SHARES"); and

         WHEREAS, in order to induce Parent to enter into the Merger Agreement, Stockholder, solely in such Stockholder's capacity as a shareholder of the Company and not in any other capacity, has agreed to enter into and perform this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. AGREEMENT TO VOTE SHARES. Stockholder agrees that at any meeting of the shareholders of the Company, or in connection with any written consent of the shareholders of the Company, Stockholder shall:

                  (i) appear at each such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

                  (ii) vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, all the Shares (whether acquired heretofore or hereafter) that are beneficially owned by Stockholder or as to which Stockholder has, directly or indirectly, the right to vote or direct the voting,
         (x) in favor of adoption and approval of the Merger Agreement and the Merger and any other action requested by Parent in furtherance thereof;
         (y) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement or of Stockholder contained in this Agreement; and (z) against any Acquisition Proposal or any other action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the Merger or this Agreement.

         2. NO TRANSFERS. Prior to the Company Meeting (as defined in the Merger Agreement), Stockholder agrees not to, directly or indirectly, sell transfer, pledge, assign or otherwise dispose of, or enter into any contract option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Shares. In the case of any transfer by operation of law, this Agreement shall be binding upon and inure to the transferee(s). Any transfer or other disposition in violation of the terms of this Section 0 shall be null and void.

         3. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Stockholder represents and warrants to and agrees with Parent as follows:

                  (a) CAPACITY. Stockholder has all requisite capacity and authority to enter into and perform his, her or its obligations under this Agreement.

                  (b) BINDING AGREEMENT. This Agreement constitutes the valid and legally binding obligation of Stockholder, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (c) NON-CONTRAVENTION. The execution and delivery of this Agreement by Stockholder does not, and the performance by Stockholder of his, her or its obligations hereunder and the consummation by Stockholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Stockholder is a party or by which Stockholder is bound, or any statute, rule or regulation to which Stockholder is subject or, in the event that Stockholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of Stockholder.

                  (d) OWNERSHIP OF SHARES. Stockholder has good title to all of the Shares as of the date hereof, and, except as set forth on Annex I hereto, the Shares are so owned free and clear of any liens, security interests, charges or other encumbrances.

         4. SPECIFIC PERFORMANCE AND REMEDIES. Stockholder acknowledges that it will be impossible to measure in money the damage to Parent if Stockholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, Parent will not have an adequate remedy at law or in equity. Accordingly, Stockholder agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that Parent has an adequate remedy at law. Stockholder agrees that Stockholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Parent's seeking or obtaining such equitable relief. In addition, after discussing the matter with Stockholder, Parent shall have the right to inform any third party that Parent reasonably believes to be, or to be contemplating, participating with Stockholder or receiving from Stockholder assistance in violation of this Agreement, of the terms of this Agreement and of the rights of Parent hereunder, and that participation by any such persons with Stockholder in activities in violation of Stockholder's agreement with Parent set forth in this Agreement may give rise to claims by Parent against such third party.

         5. TERM OF AGREEMENT; TERMINATION.

                  (a) The term of this Agreement shall commence on the date hereof.

                  (b) This Agreement shall terminate upon the date, if any, of termination of the Merger Agreement in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

                  (c) If the Merger Agreement is not terminated in accordance with its terms, this Agreement (except for the provisions of Sections 0, 0, and 0, which shall survive the Effective Time) shall terminate upon the Effective Time. Upon such termination, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

         5. ENTIRE AGREEMENT. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

         6. NOTICES. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next business day when sent by a reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            If to Parent:

                  Abington Bancorp, Inc.
                  536 Washington Street
                  Abington, Massachusetts 02351
                  Attention:   James P. McDonough
                               President and
                               Chief Executive Officer

                  Fax:         (781) 982-3680

         With a copy to:

                  Foley Hoag & Eliot LLP
                  One Post Office Square
                  Boston, Massachusetts  02109
                  Attention:     Peter W. Coogan
                  Fax:           (617) 832-7000

         If to Stockholder:
                  ------------------------
                  ------------------------
                  ------------------------

         With a copy to:

                  ------------------------
                  ------------------------
                  ------------------------
                  Attention:
                  Fax:

         7. MISCELLANEOUS.

              (a) SEVERABILITY. If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

              (b) CAPACITY. The covenants contained herein shall apply to Stockholder solely in his or her capacity as a shareholder of the Company, and no covenant contained herein shall apply to Stockholder in his or her capacity as a director, officer or employee of the Company or in any other capacity. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of the Stockholder to comply with his or her fiduciary duties as a director of the Company.

              (c) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

              (d) HEADINGS. All section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

              (e) CHOICE OF LAW. This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of The Commonwealth of Massachusetts, without reference to its conflicts of law principles.

         (8) ATTORNEY'S FEES. The prevailing party or parties in any litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding ("PROCEEDING") relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party or parties all fees and disbursements of counsel (including expert witness and other consultants' fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and fees and disbursements of counsel.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                           ABINGTON BANCORP, INC.

                           By:
                              --------------------------------------------------
                               Name:    James P. McDonough
                               Title:   President and Chief
                                        Executive Officer

                               STOCKHOLDER

                               -------------------------------------------------
                               Signature

                               -------------------------------------------------
                               Print Name

                                     ANNEX I

                                VOTING AGREEMENT

                             Number of Shares Owned:

                                                                         ANNEX B

                              Scott E. Buck

                              Paul C. Green

                              John E. Hurley, Jr.

                              Mark W. Jaindl

                              Robert E. McGovern

                              John P. O'Hearn, Jr.

                              Robert H. Quinn

                              William E. Schantz II

                              John J. Sousa, Jr.

                              Joseph W. Sullivan

                              Diane Valle


                                      B-1